UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

C&J ENERGY SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2014

Dear Fellow Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of C&J Energy Services, Inc. (the “Company”) to be held at 9:00 am, Central Daylight Time, on Thursday, May 22, 2014, at the Westin Houston Memorial City, 945 Gessner Rd., Houston, Texas, 77024. At the Annual Meeting, we will consider and vote upon the following matters, which are further explained in the accompanying Proxy Statement:

(1)	The election of seven directors to serve until the 2015 Annual Meeting of Stockholders;

(2)	An advisory vote to approve the Company’s Named Executive Officer (as defined in the accompanying Proxy Statement) compensation; and

(3)	The ratification of the appointment of UHY LLP as the independent registered public accounting firm of C&J Energy Services, Inc. for the fiscal year ending December 31, 2014.

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, our management will report on our business and financial performance during the fiscal year 2013 and respond to your questions.

Your vote is important to us and we encourage you to take part in the affairs of the Company. Whether or not you plan to attend the Annual Meeting, we urge you to participate by submitting your vote as soon as possible. Specific directions for submitting your vote by mail, the telephone and Internet are included in the Proxy Statement and on the Proxy Card. If a bank, broker or other nominee holds your shares, you will receive voting instructions directly from that bank, broker or other nominee, as the stockholder of record.

We hope you will join us at our 2014 Annual Meeting. On behalf of C&J Energy Services, Inc. and the Board of Directors, thank you for your continued support.

Sincerely,

Joshua E. Comstock

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 9, 2014

To the Stockholders of C&J Energy Services, Inc.:

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of C&J Energy Services, Inc. (the “Company”) will be held on Thursday, May 22, 2014, at 9:00 am, Central Daylight Time, at the Westin Houston Memorial City, 945 Gessner Rd., Houston, Texas, 77024. At the Annual Meeting, we will consider and vote upon the following matters, which are further explained in the accompanying Proxy Statement:

(1)	The election of seven directors to serve until the 2015 Annual Meeting of Stockholders;

(2)	An advisory vote to approve the Company’s Named Executive Officer (as defined in the accompanying Proxy Statement) compensation; and

(3)	The ratification of the appointment of UHY LLP as the independent registered public accounting firm of C&J Energy Services, Inc. for the fiscal year ending December 31, 2014.

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, our management will report on our business and financial performance during the fiscal year 2013 and respond to your questions.

If you were a stockholder of the Company at the close of business on April 1, 2014, the record date for the Annual Meeting, you are entitled to notice of and to vote at the Annual Meeting. A list of our stockholders of record will be available and may be inspected during normal business hours for a period of at least ten days prior to the Annual Meeting at the corporate headquarters of C&J Energy Services, Inc., located at 3990 Rogerdale Road, Houston, Texas 77042. The list of stockholders of record will also be available for your review at the Annual Meeting.

Whether you plan to attend the Annual Meeting and regardless of the number of shares that you own, it is important that your shares are represented at the Annual Meeting, as a quorum of the stockholders must be present, either in person or by proxy, in order to conduct the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the voting proposals noted above at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Your vote is important. Even if you plan to attend the Annual Meeting, please vote by mail or through the telephone or Internet voting systems. Specific directions for submitting your vote by mail and through the telephone and Internet are included in the accompanying Proxy Statement and on the accompanying Proxy Card. If a bank, broker or other nominee holds your shares in “street name”, you will receive voting instructions directly from such bank, broker or other nominee as the stockholder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have submitted your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

Theodore R. Moore

Executive Vice President, General Counsel & Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2014

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement for the Annual Meeting and the 2013 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at www.proxyvote.com.

i

Stock Ownership Guidelines	32
Tax Deductibility of Executive Compensation	32
Relation of Compensation Policies and Practices to Risk Management	32
Actions Taken For the 2014 Fiscal Year	32

REPORT OF THE COMPENSATION COMMITTEE	34

EXECUTIVE COMPENSATION	35
Summary Compensation Table	35
Grants of Plan-Based Awards for the 2013 Fiscal Year	36
Narrative Disclosure to the “Summary Compensation Table” and “Grants of Plan-Based Awards for the 2013 Fiscal Year Table”	36
Outstanding Equity Awards at 2013 Fiscal Year-End	38
Option Exercises and Stock Vested in the 2013 Fiscal Year	39
Pension Benefits	39
Nonqualified Deferred Compensation	39
Potential Payments Upon Termination or Change in Control	39

DIRECTOR COMPENSATION	45

REPORT OF THE AUDIT COMMITTEE	47

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS	48
Proposal 1—Election of Directors	48
Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation	52
Proposal 3—Ratification of the Appointment of UHY LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014	53

OTHER MATTERS	55

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS	55

2013 ANNUAL REPORT	56

HOUSEHOLDING	56

ii

PROXY STATEMENT

This Proxy Statement contains information related to the C&J Energy Services, Inc. 2014 Annual Meeting of Stockholders (the “Annual Meeting”). In this Proxy Statement we refer to the C&J Energy Services, Inc. Board of Directors as the “Board” and C&J Energy Services, Inc. as “C&J,” the “Company” “we,” “us,” and like terms.

We are furnishing the Notice of Annual Meeting, this Proxy Statement and the enclosed Proxy Card, together with the Company’s 2013 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (collectively the “Proxy Materials”), in connection with the solicitation of proxies by the Board for use at the Annual Meeting.

2014 ANNUAL MEETING DATE AND LOCATION

The Annual Meeting will be held at the Westin Houston Memorial City, 945 Gessner Rd., Houston, Texas, 77024, on Thursday, May 22, 2014, at 9:00 am, Central Daylight Time, or at such other time and place to which the Annual Meeting may be postponed or adjourned. References in this Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

DELIVERY OF PROXY MATERIALS

On or before April 11, 2014, we will deliver a “Notice of Internet Availability of Proxy Materials” to beneficial owners of our common stock and stockholders of record entitled to notice of and to vote at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access our Proxy Materials via the Internet at www.proxyvote.com and vote. Upon request, we have delivered the Proxy Materials by mail to certain beneficial owners of our common stock and stockholders of record.

We have also made the Proxy Materials available free of charge at the Company’s website at www.cjenergy.com. The information on our website is not incorporated by reference into this Proxy Statement and you should not consider it a part of this Proxy Statement. An electronic or printed copy of the Proxy Materials may also be obtained, free of charge, by contacting C&J Energy Services, Inc., 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)	Proposal 1: The election of seven directors to serve until the 2015 Annual Meeting of Stockholders;

(2)	Proposal 2: An advisory vote to approve the Company’s Named Executive Officer (as defined herein) compensation; and

(3)	Proposal 3: The ratification of the appointment of UHY LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, our management will report on our business and financial performance during fiscal year 2013 and respond to your questions.

Who is Entitled to Vote at the Annual Meeting?

Only our stockholders as of 5:00 p.m., Central Daylight Time, on April 1, 2014, the record date (the “Record Date”) established by the Board for purposes of the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting, or to act with respect to matters as to which the holders of our outstanding shares of common stock have the right to vote or to act. On the Record Date, the Company had 55,420,479 shares of common stock, par value $0.01, issued and outstanding and entitled to vote at the Annual Meeting.

How Many Votes Can I Cast?

You are entitled to one vote for each share of common stock you owned on the Record Date on each matter presented at the Annual Meeting.

What is the Difference Between a “Stockholder of Record” and a “Street Name Stockholder”?

Most stockholders hold their shares through a stockholder of record, such as a bank, broker or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares owned as a stockholder of record and those owned in street name.

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Stockholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

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Street Name Stockholder. If your shares are held in a stock brokerage account or through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, shares held in the name of your broker, bank or other nominee) and your broker, bank or other nominee (or, Cede & Co., as the case may be) is considered the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the stockholder of record giving you the right to vote the shares.

How do I Vote My Shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Daylight Time, the day before the Annual Meeting.

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By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) by using the toll-free number listed on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you call. Telephone voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Daylight Time, the day before the Annual Meeting.

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By Mail. If you received the Proxy Materials by mail, you may indicate your vote by completing, signing and dating the enclosed Proxy Card and returning it to the Company in the enclosed reply envelope.

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In Person. You may vote in person at the Annual Meeting by completing a ballot, which will be provided at the Annual Meeting. Please note that attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders: Since your shares are held in “street name” (that is, in the name of your broker, bank or other nominee), you are considered the beneficial owner of shares held in “street name” (or the “street name stockholder”) and our Proxy Materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the street name stockholder, you have the right to direct the stockholder of record how to vote. Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or other information provided by the stockholder of record for your shares to determine whether you may submit your vote by mail, telephone or electronically on the Internet.

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In Person with a Proxy from the Stockholder of Record. You may vote in person at the Annual Meeting if you obtain a legal proxy from the stockholder of record for your shares. Please refer to the voting instruction form or other information sent to you by the stockholder of record for your shares to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Can I Revoke my Proxy?

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

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Submitting written notice of revocation to C&J Energy Services, Inc., 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary, so long as such notice is timely received before the Annual Meeting;

•	Submitting a later dated proxy with new voting instructions by mail or through the telephone or Internet voting systems; or

•	Attending the Annual Meeting and voting your shares in person (attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy).

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to the stockholder of record for your shares in accordance with such stockholder of record’s procedures.

What is the Effect of Broker Non-Votes and Abstentions and What Vote is Required to Approve Each Proposal?

If you are a street name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, such bank, broker or other nominee may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (“NYSE”).

There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from the street name stockholder. If you are a street name stockholder and you have not given timely instructions to the stockholder of record for your shares, and such stockholder of record does not have discretionary authority to vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If you are a street name stockholder, and you do not give voting instructions, pursuant to NYSE Rule 452, the stockholder of record will not be permitted to vote your shares with respect to Proposal 1—Election of Directors or Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation, and your shares will be considered “broker non-votes” with respect to these proposals. If you are a street name stockholder, and you do not give voting instructions, the stockholder of record will nevertheless be entitled to vote your shares in its discretion with respect to Proposal 3—Ratification of the Appointment of UHY LLP.

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Proposal 1—Election of Directors: To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Neither withheld votes nor broker non-votes will have any effect on the outcome of the vote for directors.

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Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation: Approval of this proposal requires the affirmative vote of a majority of the votes of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will not be binding on our Company or our Board, and it will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Company or our Board. However, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

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Proposal 3—Ratification of the Appointment of UHY LLP: Ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the votes of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “against” this proposal.

Our Board has appointed Joshua E. Comstock, Chairman of the Board and Chief Executive Officer, and Theodore R. Moore, Executive Vice President, General Counsel and Corporate Secretary, as the “Management Proxy Holders” for the Annual Meeting. If you are a stockholder of record, unless you give other instructions on your Proxy Card (whether submitted by mail, telephone or Internet), your shares will be voted by the Management Proxy Holders in accordance with the recommendations of the Board.

The recommendations of the Board are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote as follows:

•	FOR each of the nominees for director;

•	FOR the advisory vote to approve Named Executive Officer compensation; and

•	FOR the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

What is a Quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our issued and outstanding shares of common stock entitled to vote at the Annual Meeting. There must be a quorum for the Annual Meeting to be held. In the absence of a quorum, the chairman of the Annual Meeting or the stockholders so present, by a majority in voting power thereof, may adjourn the Annual Meeting from time to time until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting for purposes of determining a quorum.

Who Will Bear the Cost of Soliciting Votes for the Annual Meeting?

The Company will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing, mailing and posting of the Proxy Materials and any additional information furnished to our stockholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to aid in the distribution of Proxy Materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $5,500 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing the Proxy Materials to the beneficial owners of our common stock.

Whom should I contact with questions about the Proxy Materials or the Annual Meeting?

If you have any questions about the Proxy Materials or the Annual Meeting, please contact C&J Energy Services, Inc., 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or email Investors@cjenergy.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2014

The Notice of Annual Meeting of Stockholders, this Proxy Statement for the Annual Meeting and the

2013 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at

www.proxyvote.com.

CORPORATE GOVERNANCE

We are committed to adhering to sound principles of ethical conduct and good corporate governance. We have adopted corporate policies and practices that promote the effective functioning of our Company and ensure that it is managed with integrity and in the best interest of our stockholders.

Our Corporate Code of Business Conduct and Ethics (“Code of Conduct and Ethics”) provides basic principles and guidelines to assist our directors, officers, employees, contractors, agents and other representatives in complying with the legal and ethical requirements governing our business conduct. This Code of Conduct and Ethics is supplemented by our Financial Code of Ethics, which sets forth the ethical principles by which our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer / Controller and other senior financial and accounting officers are expected to conduct themselves when carrying out their duties and responsibilities. Any change to, or waiver from, the Financial Code of Ethics will be disclosed on our website within two business days after such change or waiver. Copies of the Code of Conduct and Ethics and the Financial Code of Ethics are available on our website at http://www.cjenergy.com/company-profile/corporate-governance under the “Company Profile—Corporate Governance” section. Stockholders may also obtain electronic or printed copies of these documents, free of charge, by contacting C&J Energy Services, Inc., 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

Other important corporate policies and practices include the following:

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Whistleblower Policy. In keeping with our commitment to maintaining the highest standards of ethical and legal conduct, and pursuant to the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), our Policy for Complaint Procedures (also known as the “Whistleblower Policy”) sets forth established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding (a) financial reporting, accounting, internal accounting controls or auditing matters, (b) potential violations of applicable laws, rules and regulations or of the Company’s codes, standards, policies and procedures and (c) any other activities which otherwise may amount to unethical or improper conduct, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters, compliance matters and ethical matters. A copy of the Whistleblower Policy is available on our website at http://www.cjenergy.com/company-profile/corporate-governance under the “Company Profile—Corporate Governance” section. Stockholders may also obtain electronic or printed copies of the policy, free of charge, by contacting C&J Energy Services, Inc., 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

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Related Persons Transaction Policy. Our Related Persons Transaction Policy provides guidelines for the review and approval of certain transactions, arrangements or relationships involving the Company and any of our directors (or nominees for director), executive officers, stockholder owing more than 5% of the Company, and any immediate family members of any such person. As a general matter, we discourage such “related persons transactions” because they may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. Additionally, our Code of Conduct and Ethics restricts our directors, officers and employees from engaging in any business or conduct, or entering into any agreement or arrangement, that would give rise to an actual or potential conflict of interest. Under the Code of Conduct and Ethics, conflicts of interest occur when an individual’s private or family interests interfere in any way with the interest of the Company or its stockholders. Our Related Person Transaction Policy supplements our Code of Conduct and Ethics and is intended to assist us in complying with the disclosure obligations concerning certain related person transactions under the SEC rules. Please see “Transactions with Related Persons—Policies and Procedures for Identifying, Assessing and Approving Related Persons Transactions” for additional information regarding our Related Persons Transaction Policy.

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Insider Trading Policy. Our Insider Trading Policy provides guidelines to our directors, officers, employees, agents, advisors and consultants with respect to transactions in the Company’s securities for the purposes of promoting compliance with applicable securities laws. Integrity and fair dealing are fundamental to the way we do business and we believe that it is vitally important that we maintain the confidence of our stockholders and the public markets. Our commitment to integrity and fair dealing means that our directors, officers and employees do not misuse material, non-public information, or take personal advantage of such information, to the detriment of or unfair advantage over others who do not have that information. We are determined to preserve our reputation, and we take our obligation to prevent insider trading violations seriously.

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Anti-Hedging Policy. Our Anti-Hedging Policy prohibits our directors, officers, employees, agents, advisors and consultants from engaging in hedging, monetization and other speculative transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities. Such transactions are prohibited because they present the appearance of a “bet” against the Company. They also allow the holder to own the Company’s securities without the full risks and rewards of ownership, which potentially separates the holder’s interest from that of the Company and its other stockholders. Transactions involving Company-based derivative securities are also prohibited, whether or not entered into for hedging or monetization purposes. This policy supplements our Insider Trading Policy.

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Anti-Corruption Policy and Program. We are committed to maintaining the highest ethical and legal standards, complying with both the letter and spirit of applicable laws and regulations in each country in which we do business. The Foreign Corrupt Practices Act of 1977 (“FCPA”) makes it a crime to give, or to offer to give, anything of value to non-U.S. government officials (including employees of state-owned companies, such as national oil and transportation companies) to improperly influence the performance of the officials’ duties. The FCPA also includes requirements that public companies, like C&J, have strong internal controls and accurate books and records. Many other countries have also adopted their own domestic anti-corruption and anti-bribery laws. Our Anti-Corruption Policy and related Anti-Corruption Compliance Program and Manual provides guidance to our directors, officers, employees, agents, contractors, partners and other third parties representing the Company to ensure that our business practices and operations are in compliance with applicable anti-corruption, anti-bribery and record keeping laws, including the FCPA and the Sarbanes-Oxley Act of 2002.

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Conflict Minerals Policy and Program. In April 2014, we adopted a Conflict Minerals Policy as part of our commitment to being a responsible corporate citizen and as part of our efforts to comply with recent regulations issued by the SEC requiring publicly traded companies to file annual reports disclosing certain “conflict minerals” (defined as tin, tantalum, tungsten and gold) to the extent that they originate from the Democratic Republic of Congo and its adjoining countries (“Conflict Areas”) and are necessary to functionality of products we manufacture or contract to manufacture . We are committed to the responsible sourcing of materials, products and components and to exercising diligence over our sourcing practices so as not to support conflict, human rights abuses or crimes against humanity. We are taking steps to establish a due diligence framework and compliance program to implement the Conflict Minerals Policy across the Company. We are also communicating to our suppliers our expectation that they will cooperate with our efforts to procure materials, products, and components that either do not originate from the Conflict Areas or are otherwise conflict-free. A copy of the Conflict Minerals is available on our website at http://www.cjenergy.com/company-profile/corporate-governance under the “Company Profile—Corporate Governance” section. Stockholders may also obtain electronic or printed copies of the policy, free of charge, by contacting C&J Energy Services, Inc., 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

General

Our Board currently consists of seven directors with three standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Details as to the membership of the Board and each committee and the function of each committee are provided below. Our Certificate of Incorporation provides that the Board shall consist of seven directors, unless otherwise specified or determined in the manner provided in our Bylaws, which in turn provide that the number of directors shall be fixed from time to time pursuant to a resolution of the Board.

The following table identifies the current members of the Board, the standing committees of the Board on which they serve, and the chairman of each committee as of the date of this Proxy Statement. The Board appoints members to its various committees on an annual basis at a regularly scheduled meeting, typically following the annual stockholders meeting. Additional information about each committee is set forth below under the heading “—Committees of Our Board.” Each committee has a charter, which is available on our website at http://www.cjenergy.com/company-profile/corporate-governance under the “Company Profile—Corporate Governance” section. Stockholders may also obtain electronic or printed copies of these documents, free of charge, by contacting C&J Energy Services, Inc., 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com. Biographies and other background information concerning each of our current directors are set forth under the heading “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors.”

Name of Director	Audit Committee	Compensation Committee	Nominating & Governance Committee
Joshua E. Comstock(1)
Randall C. McMullen, Jr.(2)
Darren M. Friedman	*	*	*
Adrianna Ma		*	**
Michael Roemer	**	*	*
H. H. “Tripp” Wommack, III	*	**	*
C. James Stewart, III(3)

*	Committee Member
**	Committee Chairman
(1)	Chairman of the Board and Chief Executive Officer
(2)	President, Chief Financial Officer and Treasurer
(3)	The rules and regulations of the SEC and NYSE require that each of the Audit Committee, Compensation Committee and Nominating & Governance Committee be comprised solely of independent directors. Mr. Stewart is not eligible to serve on a committee because he is not considered to be an independent director as a result of his ownership interest in certain of our suppliers. Please read “Transactions with Related Persons—Related Person Transactions—Supply and Services Transactions” for additional information regarding Mr. Stewart’s relationship with certain of our suppliers.

In 2013, our Board met ten times and, other than Mr. Stewart, each director attended at least 75% of the Board meetings and of the committees meetings on which that director served. Directors are encouraged but not required to attend our annual stockholder meetings. Both Mr. Comstock and Mr. McMullen attended our 2013 Annual Meeting of Stockholders, as well as three of our non-employee directors.

Board Governance

We are committed to good corporate governance. Our Board has adopted several governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, Directors’ Compensation and Stock Ownership Guidelines, and charters for the Audit Committee,

Compensation Committee, and Nominating & Governance Committee, as well as those policies described under the heading “Corporate Governance.” Summaries of the Corporate Governance Guidelines and Directors’ Compensation and Stock Ownership Guidelines follow immediately below, and summaries of each committee charter are set forth below under the heading “—Committees of Our Board.” The Corporate Governance Guidelines and committee charters are available on our website at http://www.cjenergy.com/company-profile under the “Corporate Governance” heading. Stockholders may also obtain printed copies of these documents, free of charge, by contacting C&J Energy Services, Inc., 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

Corporate Governance Guidelines

On July 14, 2011, our Board adopted Corporate Governance Guidelines to provide a framework within which the Board, assisted by its committees, can conduct its business and fulfill its duties to our stockholders. The Corporate Governance Guidelines are reviewed periodically as deemed necessary by the Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval. Among other matters, the Corporate Governance Guidelines include provisions concerning the following:

Director Qualification Standards

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Our Nominating & Governance Committee is responsible for evaluating candidates for nomination to our Board and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates.

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A majority of directors on our Board must be “independent” as defined by the rules and regulations of the SEC and NYSE. Each year, our Nominating & Governance Committee will review the relationships between us and each director and will report the results of its review to our Board, which will then determine which directors satisfy the applicable independence standards.

•

Our Board’s size is fixed from time to time pursuant to our Certificate of Incorporation and Bylaws. Pursuant to our Certificate of Incorporation, there shall be seven directors on our Board, unless otherwise specified in, or determined in the manner provided in, our Bylaws. Pursuant to our Bylaws, the number of directors shall be fixed from time to time by our Board pursuant to a resolution of our Board. Our Board currently consists of seven directors.

Director Responsibilities

•	The basic responsibility of each director is to exercise his business judgment to act in what he or she reasonably believes to be in the best interests of the Company and our stockholders.

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Directors are expected to attend meetings of the Board and of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Chairman of the Board is responsible for establishing the agenda for each Board meeting. Attendance at Board and committee meetings is considered by our Nominating & Governance Committee in assessing each director’s performance.

•	Directors are encouraged but not required to attend each annual stockholders meeting.

Director Access to Management and Independent Advisors

•	Directors have complete and unfettered access to our senior management and independent advisors.

•	Our Board has the right at any time to retain independent financial, legal or other advisors, without obtaining the approval of any officer in advance.

Annual Performance Evaluation of Management and Succession Planning

•	Each year, our Nominating & Governance Committee leads our Board in a performance review of our executive management team, including our Chief Executive Officer.

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Our Nominating & Governance Committee is responsible for succession planning for our Chief Executive Officer, as well as succession planning for the other members of the senior management team in consultation with our Chief Executive Officer and succession planning of our accounting and financial personnel in consultation with the Audit Committee.

Annual Performance Evaluation of the Board and Committees, Director Orientation and Continuing Education

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Each year, our Board and each of its committees conduct a self-evaluation to assess, and identify opportunities to improve, their respective performance. Our Nominating & Governance Committee leads our Board and the committees in the respective annual self-evaluations.

•	Our Nominating & Governance Committee is responsible for developing and annually evaluating orientation and continuing education programs for directors.

Directors’ Compensation Policy and Stock Ownership Guidelines

On February 11, 2013, our Board adopted a Directors’ Compensation Policy and Stock Ownership Guidelines for all non-employee directors for the purpose of further aligning the directors’ interests with those of our stockholders. All non-employee directors are expected to maintain ownership of C&J common stock with a value of at least 1.5 times the notational value of the Company’s annual equity grant to those directors. For 2013, each of our non-employee directors received restricted stock equaling a $120,000 grant value. To count towards their ownership guidelines, non-employee directors must own their stock free and clear, with unexercised options and unvested restricted stock not counted. Non-employee directors must meet this requirement within five years of their initially being elected or appointed to the Board, commencing February 11, 2013. In addition, once a non-employee director has met the requirement, if the value of the stock held by such non-employee director falls below the required ownership level due to a decrease in the trading price of our stock, such non-employee director shall have two years to remedy such shortfall. With the exception of Ms. Ma, who was elected to the Board at our 2013 Annual Meeting of Stockholders and is not yet required to be in compliance, all of our non-employee directors currently are in compliance with the Stock Ownership Guidelines. Please see “Compensation Disclosure & Analysis” and “Director Compensation” for additional information regarding the compensation paid to non-employee directors for service on our Board.

Board Leadership Structure

Our founder and Chief Executive Officer, Joshua E. Comstock, serves as Chairman of the Board. Each year, our Nominating & Governance Committee reviews whether this leadership structure is in the Company’s and our stockholder’s best interests, in light of its evaluation of the continuing ability of the incumbent Chairman and Chief Executive Officer to simultaneously execute such roles. At present, our Board does not believe there is any material corporate governance benefit to having an independent director serve as Chairman of the Board. As discussed below, the Board annually elects a Lead Director to preside over executive sessions of the non-employee and/or independent directors. The Board also believes its leadership structure is justified by the efficiencies of having the Chief Executive Officer serve in the role of Chairman of the Board due to Mr. Comstock’s role in the Company’s founding.

Director Independence

As a public company, we are required to comply with the rules of the NYSE and are subject to the rules and regulations of the SEC, including Sarbanes Oxley. The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. Additionally, each of the Audit Committee,

Compensation Committee and Nominating & Governance Committee are required to be comprised solely of independent directors, as that term is defined by the applicable rules and regulations of the NYSE and SEC. Rather than adopting categorical standards, each year our Board assesses director independence on a case-by-case basis, in each case consistent with the applicable rules and regulations of the SEC and the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and such person, our Board has affirmatively determined that each of Messrs. Friedman, Roemer and Wommack and Ms. Ma have no material relationships with the Company and, therefore, are “independent” as defined under the applicable rules and regulations of the SEC and the NYSE. Neither Mr. Comstock, our Chief Executive Officer, nor Mr. McMullen, our President, is considered to be “independent” because of their respective employment positions with the Company. Additionally, Mr. Stewart is not considered to be “independent” because of his ownership interest in certain of our suppliers. Please read “Transactions with Related Persons—Related Person Transactions—Supply and Services Transactions” for additional information regarding Mr. Stewart’s relationship with certain of our suppliers.

Executive Sessions; Appointment of Lead Director

To facilitate candid discussion among the directors, our non-employee directors typically meet in executive session in conjunction with regular board meetings or as otherwise determined to be necessary. In addition, because our non-employee directors include a director who is not considered “independent,” we hold at least one executive session meeting a year consisting of only independent directors. The Board annually elects a director (the “Lead Director”) to preside over its executive sessions. The Lead Director is responsible for preparing an agenda and leading the non-employee directors or independent directors, as the case may be, in executive session. On February 11, 2014, Mr. Friedman was appointed to serve as our Lead Director for 2014.

Board’s Role in Risk Oversight

The Board believes that risk management is an integral part of setting and implementing our business strategy, which includes, among other things, identifying and assessing the risks and opportunities facing the Company. A primary function of our Board is to assist in the identification, assessment and management of the potential impact on the Company of the many risks that are associated with our business. Our CEO and senior management team are directly responsible for identifying, assessing and managing the Company’s risk exposure, with the Board, as a whole and through its committees, having oversight responsibility. The Board’s role in risk oversight is consistent with the Company’s leadership structure (as discussed under the heading “—Board Leadership Structure”), with a combined Chairman of the Board and CEO together with other members of senior management having direct responsibility for risk management, and all of the directors involved in providing oversight of management’s efforts to reduce, mitigate or eliminate the risks that we face.

While our Board is ultimately responsible for risk oversight, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising in the areas of financial reporting, internal controls and accounting, as well as compliance with legal, tax and regulatory requirements. The Audit Committee also oversees our internal audit function, which, with the support of a separate internal audit department, monitors the Company’s adherence to our significant corporate policies. During 2013, our Audit Committee initiated a company-wide enterprise risk management assessment, which was led by our senior management team with the participation of outside advisors. This integrated effort entailed the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, regulatory, governance and managerial), and the formulation of plans to manage these risks or mitigate their effects. Our Board will continue to satisfy its oversight responsibility through periodic reports from the Audit Committee Chairman on the Company’s risk management activities and the Audit Committee’s considerations and actions. Upon request, both the Board and Audit Committee receive reports from those executive officers who are deemed responsible for particular risks due to being in a position that makes them most likely to be able to impact the effects of such risks.

Our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation and benefits policies and programs. Our Nominating & Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance, Board organization, membership and structure and succession planning for our Chief Executive Officer and other members of senior management.

Board Diversity

Our Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. Our Nominating & Governance Committee is responsible for identifying and recommending to our Board qualified individuals to be nominated to serve on our Board. Our Board’s objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind and commitment. In selecting potential Board candidates, our Board considers diversity in its broadest sense, including, among other things, diversity of background, perspective, personal and professional experiences, geography, gender, race and ethnicity, as well as the existing skill-set of our Board and the needs of our Company. We believe that this process has resulted in a Board that is comprised of highly qualified directors that reflect diversity as we define such concept. We discuss each of our directors’ qualifications and characteristics under the heading “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors—Nominees for Election.”

Our Nominating & Governance Committee factors the effectiveness of our diversity policy into its annual evaluation of our Board and its committees. Part of this review focuses on whether or not our Board includes the appropriate skills and characteristics that reflect a diverse, effective Board. We believe that the evaluation program has been designed such that any diversity-related deficiencies would be identified as part of the process.

Committees of Our Board

As noted above, our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. A description of each committee, its function and charter, are provided below:

Audit Committee

Our Audit Committee is responsible for the oversight of risks relating to financial reporting, internal controls and accounting matters, as well as legal, tax and regulatory compliance, and our internal audit systems. Pursuant to its charter, the purposes of the Audit Committee are to:

•	Oversee the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	Oversee our compliance with legal, tax and regulatory requirements, as well as with our significant corporate codes, policies and procedures;

•	Oversee the qualifications, independence and performance of our independent registered public accounting firm;

•	Oversee the effectiveness and performance of our internal audit function, including our internal audit department;

•	Oversee the effectiveness and performance of our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and Board have established;

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Provide an open avenue of communication among our independent registered public accounting firm, financial and senior management, the internal audit department and our Board, always emphasizing that the independent registered public accounting firm is accountable to our Audit Committee;

•	Annually prepare an “Audit Committee Report” for inclusion in the proxy statement for each annual stockholders meeting, in accordance with applicable rules and regulations; and

•	Perform such other functions as our Board may assign to our Audit Committee from time to time.

In connection with these purposes and to satisfy its oversight responsibilities, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements, and confirms the independence of our independent registered public accounting firm. Our Audit Committee meets regularly with our management, internal auditors and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and our significant corporate policies. Our Audit Committee separately meets regularly with our independent registered public accounting firm, internal auditors, Chief Financial Officer, Chief Accounting Officer/Controller and other members of senior management. Our Audit Committee Chairman routinely meets between formal committee meetings with our Chief Financial Officer, Controller, internal auditors and our independent registered public accounting firm. Our Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments.

While our Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of our Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with U.S. GAAP and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of our Audit Committee to conduct investigations or to assure compliance with laws and regulations and our corporate policies and procedures. Our management is responsible for compliance with applicable laws and regulations, as well as compliance with our policies and procedures.

The current members of the Audit Committee are Messrs. Roemer (Chairman), Friedman and Wommack. We are required to have an audit committee consisting of at least three members, each of whom must meet certain independence standards established under the rules and regulations of the SEC and the NYSE. Our Board has determined that all members of our Audit Committee are independent as that term is defined by the listing requirements of the NYSE and by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our Board has determined that each member of the Audit Committee is financially literate, and that Mr. Roemer has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Roemer is an “audit committee financial expert” following a determination that Mr. Roemer met the criteria for such designation under the rules and regulations of the SEC. For information regarding Mr. Roemer’s business experience please read “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors—Director Biographies.”

The Audit Committee held nine meetings during 2013.

Compensation Committee

Our Compensation Committee is responsible for the oversight of risks relating to the compensation of our executive officers and directors, as well as our compensation and benefit plans, policies and programs. Pursuant to its charter, the purposes of the Compensation Committee are to:

•	Review, evaluate, and approve our agreements, plans, policies and programs to compensate our executive officers and directors;

•	Oversee our employee benefit plans, policies and programs, including our incentive compensation plans and equity-based plans, to compensate our non-executive employees as well as executive employees;

•	Fulfill our Board’s responsibility relating to compensation of our executive officers and directors;

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Review and discuss with management the “Compensation Discussion and Analysis” disclosures proposed to be included in the proxy statement for each annual stockholders meeting (or annual report on Form 10-K, as applicable) and determine whether to recommend to our Board that the proposed Compensation Discussion and Analysis disclosure be included in the proxy statement, in accordance with applicable rules and regulations;

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Annually prepare a “Compensation Committee Report” for inclusion in the proxy statement for each annual stockholders meeting (or annual report on Form 10-K, as applicable), in accordance with applicable rules and regulations of the SEC; and

•	Perform such other functions as our Board may assign to our Compensation Committee from time to time.

In connection with these purposes, our Board has delegated to the Compensation Committee the overall responsibility for establishing, implementing and monitoring compensation for our executive officers. Together with management (with the exception of compensation matters related to our Chief Executive Officer), and any counsel or other advisors it deems appropriate, the Compensation Committee reviews and discusses each particular executive compensation matter presented and makes a final determination. For example, the Compensation Committee reviews and approves the compensation of our executive officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. Additionally, following each stockholder meeting at which “say-on-pay” resolutions are proposed for a stockholder advisory vote, the Compensation Committee will review the results of the stockholder advisory vote, and consider whether to make any adjustments to our executive compensation policies and practices. The Compensation Committee is also responsible for approving all employment agreements related to our executive officers.

In addition, our Board has delegated to the Compensation Committee the responsibility for establishing, implementing and monitoring the compensation for our directors. Our Compensation Committee establishes reviews and approves the compensation of our directors and makes appropriate adjustments based on their performance, duties and responsibilities and competitive environment. Our Compensation Committee’s primary objectives in establishing and implementing director compensation are to:

•	Ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership; and

•	Use the appropriate mix of long-term and short-term compensation to ensure high Board and/or committee performance.

Under its charter, our Compensation Committee has the sole authority to select, retain, approve the fees and other retention terms of, and terminate the services of an independent compensation consultant or other experts to assist the Compensation Committee in fulfilling its responsibilities, including the evaluation of the compensation of our executive officers and directors. During 2013, the Compensation Committee further continued its 2011 engagement of Pearl Meyer & Partners (“PM&P”), a national executive compensation consulting firm, to review and provide recommendations concerning the components of the Company’s executive compensation program. As further described below under the heading “Compensation Disclosure & Analysis—Role of Compensation Consultants in Setting 2013 Compensation,” PM&P assists the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices and in comparing our executive compensation program against the peer group each year. PM&P also assists the Compensation Committee in comparing our director compensation program and practices against those of our peers. PM&P performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services.

In February 2013, the Compensation Committee considered the independence of PM&P in light of new SEC rules and the NYSE listing standards. At that time, the Compensation Committee requested and received a letter from PM&P addressing the firm’s independence, including the factors listed below. The Compensation Committee concluded that the work of PM&P did not raise any conflict of interest.

•	Any other services provided to us by PM&P;

•	Fees paid by us as a percentage of PM&P’s total revenue;

•	Policies or procedures maintained by PM&P that are designed to prevent a conflict of interest;

•	Any business or personal relationships between the individual consultants involved in the engagement and members of the Compensation Committee;

•	Any stock of the Company owned by the individual consultants involved in the engagement; and

•	Any business or personal relationships between our executive officers and PM&P or the individual consultants involved in the engagement.

In February 2014, the Compensation again assessed the independence of PM&P and requested and received a letter from PM&P addressing the firm’s independence, including the factors listed above. The Compensation Committee concluded that the work of PM&P did not raise any conflict of interest.

The current members of the Compensation Committee are Ms. Ma and Messrs. Wommack (Chairman), Friedman and Roemer, each of whom our Board has determined to be independent under the rules and regulations of the SEC and the NYSE.

The Compensation Committee held five meetings during 2013.

Nominating & Governance Committee

Our Nominating & Corporate Governance Committee is responsible for the oversight of risks relating to corporate governance, Board organization, membership and structure, and succession planning for our senior management team, including our Chief Executive Officer. Pursuant to its charter, the purposes of our Nominating & Governance Committee are to:

•	Advise our Board and make recommendations regarding appropriate corporate governance practices and assist our Board in implementing those practices;

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Assist our Board by identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board, and recommending director nominees for election at each annual stockholders meeting or for appointment to fill vacancies;

•	Advise our Board and make recommendations regarding the appropriate composition of our Board and its committees;

•	Lead our Board in its annual review of the performance of the Board and its committees and of senior management, including our Chief Executive Officer;

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Direct all matters relating to succession planning for the Company’s Chief Executive Officer, as well as succession planning for the other members of the senior management team in consultation with our Chief Executive Officer and succession planning of our accounting and financial personnel in consultation with the Audit Committee; and

•	Perform such other functions as our Board may assign to our Nominating & Governance Committee from time to time.

In connection with these purposes, our Nominating & Governance Committee evaluates potential new members of our Board, actively monitors and advises the Board about appropriate corporate governance practices, evaluates director independence under the applicable standards, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer.

Our Nominating & Governance Committee is responsible for developing and recommending to the Board appropriate criteria for selecting new directors and actively seeking out candidates for recommendation to our Board. In considering candidates for our Board, our Nominating & Governance Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by our Nominating & Governance Committee, as different factors may assume greater or lesser significance at particular times. Furthermore, the needs of our Board may vary in light of its composition, and our Nominating & Governance Committee’s perceptions about future issues and needs. However, while the Board does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, our Nominating & Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether a prospective nominee has relevant business and financial experience, industry or other specialized expertise and a high moral character.

Our Nominating & Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by our Nominating & Governance Committee or stockholder recommendations. Our Nominating & Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, our Nominating & Governance Committee may consider previous experience as a member of our Board.

The current members of the Nominating & Governance Committee are Ms. Ma (Chairman) and Messrs. Friedman, Wommack and Roemer, each of whom our Board has determined to be independent under the rules and regulations of the SEC and the NYSE.

The Nominating & Governance Committee held two meetings during 2013.

Communications with the Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of our Board, our Lead Director or to any director in particular, by writing to:

C&J Energy Services, Inc.

3990 Rogerdale Rd.

Houston, Texas 77042

Attn: General Counsel

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Our General Counsel will review each communication received from stockholders and other interested parties and will forward the communications, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by our Board relating to the subject matter of the communication and (2)  the communication falls within the scope of matters generally considered by our Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013, no member of the Compensation Committee served as an officer or employee of the Company, nor did any member of the Compensation Committee have any relationship with the Company requiring disclosure herein. Additionally, none of our executive officers has served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Identifying, Assessing and Approving Related Persons Transactions

In accordance with the rules and regulations of the SEC, we maintain a “Related Persons Transaction Policy” that provides guidelines for the review of all transactions or arrangements involving the Company and any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company, or any immediate family members of any such person, to determine whether such persons have a direct or indirect material interest in the transaction. Such related persons transactions are also subject to our Code of Conduct and Ethics, which restricts our directors, officers and employees from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. Under our Code of Conduct and Ethics, conflicts of interest occur when private or family interests interfere, or appear to interfere, in any way with our interests. We have processes for reporting actual or potential conflicts of interests, including related person transactions, under both our Code of Conduct and Ethics and our Related Persons Transactions Policy. We are required to disclose each year in our proxy statement certain transactions between the Company and related persons, as well as our policies concerning related person transactions. Our Related Person Transaction Policy is intended to assist us in complying with the disclosure obligations concerning these transactions under the SEC rules.

Under the terms of our Code of Conduct and Ethics, our General Counsel is primarily responsible for developing and implementing procedures and controls to obtain information from our directors, officers and employees with respect to any proposed transaction or arrangement that may constitute a potential conflict of interest, including with respect to related person transactions. Our General Counsel is required to report to the Board any actual or potential conflict of interest involving a director or officer, or a member of such person’s immediate family, and the Board will determine whether the possible conflict of interest indeed constitutes a conflict of interest. Board approval is required prior to the consummation of any proposed transaction or arrangement that is determined by the Board to constitute a conflict of interest. Any director who has an interest in the transaction will be recused from the review and approval process. Please see “Corporate Governance” for additional information regarding our Code of Conduct and Ethics.

Pursuant to our Related Persons Transactions Policy, the Audit Committee is required to review the material facts and either approve or disapprove, those related party transactions, in which (1) the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any calendar year and (2) any related person has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10% beneficial ownership interest in, another entity). In determining whether to approve a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate with respect to the particular transaction:

•	The nature and extent of the related person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation, the amount and type of transaction;

•	Whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	The importance of the transaction to the related person;

•	The importance of the transaction to us; and

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our Company.

Thereafter, on at least an annual basis, the Audit Committee is required to review and assess any ongoing transaction, arrangement or relationship with the related person to confirm that such transaction, arrangement or relationship remains appropriate. Any member of the Audit Committee who is a related person with respect to the transaction will be recused from the review and approval process.

We annually distribute a questionnaire to our executive officers and directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct and Ethics and Related Persons Transaction Policy. At the completion of the annual audit, our Audit Committee and our independent registered public accounting firm review with management, any insider and related person transactions and potential conflicts of interest. Additionally, the Nominating & Governance Committee and the Board review any related person transactions involving non-employee directors as part of the annual determination of their independence.

Related Person Transactions

Supply and Services Transactions

We purchase certain controls and instrumentation equipment on a non-contractual basis from Supreme Electrical Services, Inc., d.b.a. Lime Instruments (“Supreme”). Purchases from Supreme totaled approximately $1.8 million and $315,000 for the year ended December 31, 2013 and the first quarter of 2014, respectively. Mr. C. James Stewart, III, a member of our Board, owns 45% of Supreme, with Mr. Stewart’s son owning 40% and unaffiliated third parties owning the remaining 15% of Supreme. Mr. Stewart serves as chairman of Supreme, and his son serves as president. We plan to continue our purchasing relationship with Supreme for the foreseeable future.

Additionally, we purchase blenders and hydration units on a non-contractual basis from Surefire Industries, USA (“Surefire”). Purchases from Surefire totaled approximately $2.0 million and $1.0 million for the year ended December 31, 2013 and the first quarter of 2014, respectively. Stewart & Sons Holding, Co., which is wholly owned by Mr. Stewart, owns 25% of Surefire, with Mr. Stewart’s son owning 25% and an unaffiliated third party owning the remaining 50% of Surefire. Mr. Stewart is the chairman of Surefire and his son serves as president. We plan to continue our purchasing relationship with Surefire for the foreseeable future.

Other Transactions

JRC Investments, LLC, of which Mr. Comstock is the sole member, owns a personal aircraft that Mr. Comstock occasionally uses for business travel. We partially reimburse Mr. Comstock for certain costs and third party payments associated with Mr. Comstock’s use of his aircraft for business travel. We paid approximately $133,000 for the year ended December 31, 2013 to reimburse Mr. Comstock for business travel on his personal aircraft. These reimbursement costs and third party payments were included in selling, general and administrative expenses in our consolidated statement of operations. We believe that the costs and expenses associated with these reimbursements were substantially less than what Mr. Comstock could have obtained in an arm’s-length transaction and substantially less than the actual costs of such flights to Mr. Comstock.

On February 25, 2013, we and other co-defendants settled litigation related to a pre-IPO dispute with a former equity holder for $8.0 million. We paid $5.8 million of this amount, with the remaining $2.2 million being contributed by Mr. Josh Comstock, our Chief Executive Officer, Mr. Barry Beadle, President of our manufacturing subsidiary, Total E&S, Inc. (d/b/a Total Equipment And Service), and Hammond, Kennedy, Whitney & Company, Inc., the latter pursuant to an indemnification arrangement with us.

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers and directors, and any persons who own more than ten percent of a registered class of the Company’s equity securities (the “Section 16 Reporting Persons”), to file with the SEC reports of ownership of the Company’s equity securities and changes in reported ownership. The Section 16 Reporting Persons are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company by, or written representations from, the Section 16 Reporting Persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2013, the Section 16 Reporting Persons timely filed all reports that such persons were required to file under Section 16(a); except that Mr. McMullen inadvertently failed to timely file one Section 16(a) report involving dispositions of the Company’s common stock by two grantor retained annuity trusts, with respect to which Mr. McMullen serves as trustee. Mr. McMullen subsequently filed a Section 16(a) report on April 9, 2014 reflecting these dispositions and such dispositions are reflected in this Proxy Statement.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of our common stock beneficially owned as of April 4, 2014 (unless otherwise indicated) by (1) each person known by us to own beneficially more than 5% of our common stock; (2) each of our Named Executive Officers, (3) each of our directors and director nominees and (4) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)	Acquirable within 60 Days(3)	Percent of Class Outstanding(4)
Capital Research Global Investors(5)	6,581,261	—	12%
General Atlantic LLC(6)	5,248,508	—	9%
BlackRock, Inc.(7)	4,123,727	—	7%
T. Rowe Price & Associates, Inc.(8)	3,353,890	—	6%
The Vanguard Group(9)	2,874,808	—	5%
Joshua E. Comstock(10)	5,557,153	2,503,163	10%
Randall C. McMullen, Jr.	1,889,173	1,454,989	3%
Donald J. Gawick	84,003	1,056	*
James H. Prestidge, Jr.	41,727	—	*
Theodore R. Moore	189,770	108,871	*
Darren M. Friedman	19,935	3,667	*
Adrianna Ma(6)	4,850	—	*
Michael Roemer	19,935	3,667	*
H. H. Wommack, III	19,935	3,667	*
C. James Stewart, III	19,935	3,667	*
Executive Officers and Directors as Group (18 persons)	8,489,314	4,366,110	15%

*	Represents less than 1% of the outstanding common stock.
(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is C&J Energy Services, Inc., 3990 Rogerdale Rd., Houston, Texas 77042.
(2)

Reflects the number of shares beneficially held by the named person as of April 4, 2014, with the exception of the amounts reported in filings on Schedule 13G or Schedule 13D (including any amendments thereto), which amounts are based on holdings as of December 31, 2013, or as otherwise disclosed in such filings. The number of shares beneficially owned by the named person includes (a) any shares of restricted stock, whether vested or unvested, held by such person and (b) any shares that could be purchased upon the exercise of options held by the named person as of April 4, 2014, or within 60 days after April 4, 2014. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.
(3)	Reflects the number of shares that could be purchased upon the exercise of options held by the named person as of April 4, 2014, or within 60 days after April 4, 2014.
(4)	Based on 55,420,479 shares of common stock issued and outstanding as of April 4, 2014. Based on the number of shares owned and acquirable within 60 days at April 4, 2014 by the named person (including (a) any shares of restricted stock, whether vested or unvested, held by such person and (b) any shares that could be purchased upon the exercise of options held by the named person as of April 4, 2014, or within 60 days after April 4, 2014), with the exception of the amounts reported in filings on Schedule 13G or Schedule 13D (including any amendments thereto), which amounts are based on holdings as of December 31, 2013, or as otherwise disclosed in such filings.
(5)	As reported on Schedule 13G/A as of December 31, 2013 and filed with the SEC on February 13, 2014. Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of these securities as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and the securities reported as owned by Capital Research Global Investors are owned by accounts under the discretionary investment management of Capital Research Global Investors. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California, 90071.
(6)	As reported on Schedule 13D/A as of May 20, 2013 and filed with the SEC on May 22, 2013. The shares for which General Atlantic LLC (“GA LLC”) is deemed to beneficially own and have shared voting and dispositive control are owned by GAP Coinvestments CDA, L.P. (“GAPCO CDA”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), General Atlantic Partners 90, L.P. (“GAP LP”) and GAPCO GmbH & Co. KG (“GAPCO KG”). GA LLC is the general partner of GAPCO CDA and of General Atlantic GenPar, L.P., which is the general partner of GAP LP. GA LLC is also the managing member of GAPCO III and GAPCO IV. GAPCO Management GmbH (“GAPCO Management”) is the general partner of GAPCO KG. GAPCO CDA, GAPCO III, GAPCO IV, GAP LP, and GAPCO KG, (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Exchange Act. Ms. Adrianna Ma is a Managing Director of GA LLC, by virtue of which she may be deemed to have shared voting and dispositive control of the shares owned by the GA Group. There are twenty-five managing directors of GA LLC. Ms. Ma disclaims beneficial ownership of such shares owned by the GA Group, except to the extent of her pecuniary interest therein. The address of the GA Group is c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut, 06830.
(7)	As reported on Schedule 13G as of December 31, 2013 and filed with the SEC on January 28, 2014. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York, 10022.
(8)	As reported on Schedule 13G/A as of December 31, 2013 and filed with the SEC on February 11, 2014. These securities are owned by various individuals and institutional investors, which T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland, 21202.
(9)	As reported on Schedule 13G as of December 31, 2013 and filed with the SEC on February 11, 2014. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.
(10)	Included in the shares indicated as beneficially owned by Mr. Comstock are 971,990 shares owned by Mr. Comstock in his individual capacity, 966,000 shares held by a trust for the benefit of Mr. Comstock, of which Mr. Comstock serves as trustee and of which he may be deemed to be the beneficial owner, 966,000 shares held by a trust for the benefit of Rebecca A. Comstock, of which Mr. Comstock serves as co-trustee and of which he may be deemed to be the beneficial owner, 150,000 shares owned by JRC Investments, LLC, of which Mr. Comstock may be deemed to be the beneficial owner in his capacity as the sole member of JRC Investments, LLC, and 2,503,163 options owned by Mr. Comstock in his individual capacity which are exercisable within 60 days of April 4, 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by security holders(1)	5,282,340	$11.69	3,131,535
Equity compensation plans not approved by security holders	—	—	—

Total	5,282,340	$11.69	3,131,535

(1)	Consists of (i) 1,132,518 non-qualified stock options issued and outstanding under the C&J Energy Services, Inc. 2006 Stock Option Plan (the “2006 Plan”), (ii) 4,076,056 non-qualified stock options issued and outstanding under the C&J Energy Services, Inc. 2010 Stock Option Plan (the “2010 Plan”) and (iii) 73,766 non-qualified stock options issued and outstanding under the C&J Energy Services, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”). There were also 1,132,883 shares of restricted stock issued and outstanding under the 2012 LTIP as of such date, which are not reported in this table. On December 23, 2010, the 2006 Plan was amended to provide, among other things, that no additional awards will be granted under the 2006 Plan and on May 29, 2012, the 2010 Plan was amended to provide, among other things, that no additional awards will be granted under the 2010 Plan. Pursuant to the terms of the 2006 Plan and the 2010 Plan, if and to the extent an award originally granted pursuant to the 2006 Plan or the 2010 Plan, as applicable, is terminated by expiration, forfeiture, cancellation or otherwise without the issuance of shares of common stock, any and all shares of common stock associated with such award shall become available to be granted pursuant to a new award under the terms of the 2012 LTIP.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of our Board. The following table sets forth certain information as of the date of this Proxy Statement regarding our executive officers:

Name	Age	Position
Joshua E. Comstock	44	Chairman of the Board and Chief Executive Officer
Randall C. McMullen, Jr.	38	President, Chief Financial Officer, Treasurer and Director
Donald J. Gawick	56	Chief Operating Officer
James H. Prestidge, Jr.	56	Chief Strategy Officer
Theodore R. Moore	36	Executive Vice President, General Counsel and Corporate Secretary
John L. Dunn	56	Senior Vice President—Sales & Marketing
Edward J. Keppler	49	Senior Vice President—Corporate Oilfield Operations
Everett M. Hobbs	51	Senior Vice President—Corporate Operational Development
William D. Driver	47	Senior Vice President—Hydraulic Fracturing
Michael A. McCoy	53	Senior Vice President—Coiled Tubing
Timothy F. Wallace	52	Senior Vice President—Casedhole Solutions
Barry J. Beadle	42	President—Total Equipment And Service
Mark C. Cashiola	39	Vice President—Controller

Joshua E. Comstock	Mr. Comstock has served as our Chief Executive Officer and as one of our directors since he founded C&J in 1997; he was elected Chairman of the Board in February 2011. From December 2010 through October 2012, Mr. Comstock also held the position of President, before passing it to Mr. McMullen, our Chief Financial Officer. Prior to starting C&J, Mr. Comstock worked for J4 Oilfield Service, a test pump services company, where his primary responsibility was working in natural gas production as a service contractor for Exxon. Mr. Comstock began his career working as a foreman on several specialized natural gas pipeline construction projects. Through this experience, he gained extensive knowledge and understanding of the oil services industry.

Randall C. McMullen, Jr.	Mr. McMullen has served as our President since October 2012, and as our Chief Financial Officer and Treasurer and a member of our Board of Directors since joining us in August 2005. Prior to joining C&J, Mr. McMullen held various positions with Credit Suisse First Boston, the GulfStar Group and Growth Capital Partners. Mr. McMullen graduated magna cum laude from Texas A&M University with a B.B.A. in Finance.

Donald J. Gawick	Mr. Gawick has served as our Chief Operating Officer since October 2012. He served as President and Chief Executive Officer of our wireline business, Casedhole Solutions, Inc. (“Casedhole Solutions”), from March 2010 through June 2012, when we acquired Casedhole Solutions. Mr. Gawick continued in his role of President of Casedhole Solutions until his promotion to Chief Operating Officer in October 2012. Mr. Gawick started his oilfield career in 1979 with Schlumberger Ltd. (“Schlumberger”), and between 1979 and March 2010, he held numerous management positions with Schlumberger, focusing on operations and marketing, including oversight of all of Schlumberger’s oilfield business segments. In addition, he has held senior leadership positions in oilfield services in sales, business and new technology development, service delivery and Health-Safety-Environmental management, with assignments throughout the United States, as well as in Canada, Europe, the Far East and Latin America. Mr. Gawick graduated from the University of Manitoba in 1979 with a B.S. in Electrical Engineering.

James H. Prestidge, Jr.	Mr. Prestidge joined us in April 2013 as President-International Infrastructure Development and on April 8, 2014, his title was revised to Chief Strategy Officer. He has extensive international experience in the oil and gas services industry, and with a proven capability of managing operating and relationship issues in challenging governmental, regulatory and service environments globally. Mr. Prestidge serves as a director and chairman of the board of Continental Intermodal Group, a position he has held since October 1, 2013. Prior to joining C&J, Mr. Prestidge served at Halliburton Energy Services (“Halliburton”) from January 1981 through his retirement in December 2012; he was in retirement at the time of his employment with us. Over the course of his career at Halliburton, Mr. Prestidge acted as, among other positions, Vice President-HSE and Service Quality (February 2011 through December 2012) in Houston, Texas where he was responsible for Halliburton’s global health, safety and environment program, as well as quality operations with over 70,000 employees in over 70 countries; Vice President-Asia Pacific Region (January 2010 through January 2011) in Kuala Lumpur, Malaysia where he managed total operations for 12 product service lines and support functions throughout the region; Vice President-Special Projects Iraq Development (January 2009 through December 2009) in Cairo Egypt, where he led negotiations and strategy related to the startup deployment of field operations and infrastructure in Iraq; Vice President-Africa Region (January 2007 through December 2008) in Cairo Egypt where he managed total operations for 12 product service lines and support functions throughout the region; Vice President-Production Enhancement (January 2003 through December 2006) in Houston, Texas where he was responsible for global production enhancement operations, including hydraulic fracturing and coiled tubing services; and Vice President-Southern Region (January 2001 through December 2002) in Houston, Texas. Mr. Prestidge earned a B.S. in Mechanical Engineering from Texas A&M University and an Executive M.B.A. from The Wharton School at the University of Pennsylvania.

Theodore R. Moore	Mr. Moore has served as our Executive Vice President since October 2012 and as our General Counsel and Corporate Secretary since February 2011. Prior to that time, Mr. Moore practiced corporate law at Vinson & Elkins L.L.P. from 2002 through January 2011. Mr. Moore represented public and private companies and investment banking firms in numerous capital markets offerings and mergers and acquisitions, primarily in the oil and gas industry. Mr. Moore earned a B.A. in Political Economy from Tulane University and a J.D. from Tulane Law School.

John L. Dunn	Mr. Dunn has served as our Senior Vice President-Sales & Marketing since October 2012. From July 2010 through October 2012, he served as Casedhole Solutions’ Vice President–Sales & Marketing. Mr. Dunn has over 30 years of oilfield experience, focused mainly in wireline sales and marketing. From 1979 through July 2010, Mr. Dunn held sales management positions in the U.S., the Middle East, Far East and in Europe working for Schlumberger. Mr. Dunn brings deep experience in sales force development and coordination, market analysis, and strategic planning to C&J. He graduated from Cornell University in 1979 with a B.S. in Mechanical Engineering.

Edward J. Keppler	Mr. Keppler has served as our Senior Vice President-Corporate Oilfield Operations since July 2013. Mr. Keppler is focusing on tactical operational issues across all of our service lines, including streamlining standard operating procedures within each service line, structuring and implementing training for supervisor and manager level employees, working with our QHSE department on training and safety awareness, and certifications and competency testing for all of our field based personnel. He previously served as the President of Casedhole Solutions from October 2012 through July 2013, having joined Casedhole Solutions as its Vice President and General Manager for the North Region in May 2010. Prior to joining Casedhole Solutions, Mr. Keppler was employed by Schlumberger from 1991 through 2010, where he gained significant wireline experience in the North American market with extensive expertise in cased-hole operations, perforating, open-hole logging, and wellbore formation sampling. While employed by Schlumberger, Mr. Keppler held numerous key management positions, including wireline district manager in six different locations, regional operations manager for the state of Alaska, Engineering Sustaining Manager and Cased-Hole Service Delivery Manager for the U.S. Mr. Keppler’s last position before joining Casedhole Solutions was Global Wireline Technical Support Manager. He graduated from New Mexico State University with a B.S. degree in Mechanical Engineering in 1990.

Everett M. Hobbs	Mr. Hobbs has served as our Senior Vice President-Corporate Operational Development since October 2012. Mr. Hobbs is focused on structural and strategic issues within each of our service lines, including integration within each of our service lines as it relates to maintenance, equipment best practices, corporate systems, facilities and new business opportunities. This position has been created to ensure that we are consistently operating at the highest levels in the industry across all of our service lines. Following our acquisition of Casedhole Solutions in June 2012 through October 2012, he served as Vice President—Operations for Casedhole Solutions. Mr. Hobbs joined Casedhole Solutions in April 2010 as Vice President and General Manager for the Southern region, before being promoted to Chief Operating Officer. Mr. Hobbs has over 30 years of experience in the oilfield service industry, the first fourteen of which were with Schlumberger in numerous operational and management positions in the Permian Basin. After leaving Schlumberger in 1997, Mr. Hobbs founded E.M. Hobbs, Inc. where he was influential in the development and implementation of many of the multi-stage completion procedures and techniques that are currently used today within the wireline service industry. Mike grew a one-wireline unit and two-employee business based in Sonora, Texas into a 21-wireline unit business with 120 employees working out of five locations in Texas and New Mexico. In 2010 Mr. Hobbs sold E.M. Hobbs, Inc. and joined Casedhole Solutions.

William D. Driver	Mr. Driver has served as our Senior Vice President-Hydraulic Fracturing since October 2012. He joined C&J in August 2007 as Vice President-Hydraulic Fracturing and he has been instrumental in overseeing the operational growth and success of this division. Mr. Driver continues to be responsible for our hydraulic fracturing division. Mr. Driver has 20 years of experience in the oil and gas industry. Prior to joining C&J, he worked for Halliburton in the capacity of equipment operator, service supervisor, field service quality coordinator, operations manager and camp manager from August 1990 to August 2007.

Michael A. McCoy	Mr. McCoy has served as our Senior Vice President-Coiled Tubing since October 2012, having joined us as Vice President-Coiled Tubing in April 2012. He is responsible for our coiled tubing division. Mr. McCoy has over 30 years of experience in the oil and gas services industry and has managed coiled tubing operations throughout the United States, working for Halliburton/Otis Engineering, BJ Services/Baker Hughes, Express Energy Services and Integrated Production Services, a division of Complete Production Services. From December 2008 through April 2012, Mike was employed by Integrated Production Services where he served as Area Region Manager for Coiled Tubing until the Complete Production Services and Superior Energy Services merger, at which point he was promoted to Region General Manager for the Northern Region. From April 2006 through December 2008, Mr. McCoy served as President of Coiled Tubing and Snubbing Service for Express Energy Services, a privately held company, having started both of these product lines for Express and grown them to multiple units and districts. Mr. McCoy has extensive experience operating in most of the shale plays in North America, and tremendous knowledge of coiled tubing and associated equipment, where many of his improvements to equipment are still used.

Timothy F. Wallace	Mr. Wallace has served as our Senior Vice President-Casedhole Solutions since July 2013, and he is responsible for our wireline division. Following the acquisition of Casedhole Solutions in June 2012 through July 2013, he served as Vice President-Wireline Operations. Mr. Wallace joined Casedhole Solutions in October 2011 as the Southwest Regional Wireline Operations Manager. Before arriving at Casedhole Solutions, he spent 28 years with Schlumberger. While at Schlumberger, Mr. Wallace held positions in operations management, sales management, software project management, corporate sales, field sales and field operations at various locations in North America, with extensive international travel. Mr. Wallace graduated from Louisiana Tech University with a B.S. in Petroleum Engineering in 1984.

Barry J. Beadle	Mr. Beadle has served as President of our manufacturing division, Total E&S, Inc. (“Total Equipment And Service”), since 2004, when he founded the company. Prior to our acquisition of Total Equipment And Service in April 2011, Mr. Beadle also served as Total Equipment And Service’s chief executive officer and as a member of its board of directors. Through Total Equipment And Service, Mr. Beadle runs our equipment manufacturing business, whereby we manufacture hydraulic fracturing, coiled tubing, pressure pumping and other equipment used in the energy services industry, as well as provide equipment repair services and sell oilfield parts and supplies to third-party customers, in addition to meeting our own internal needs. Prior to founding Total Equipment And Service, Mr. Beadle spent over ten years working in various roles for several oilfield equipment manufacturing, repair and refurbishment companies, including HydraRig/National Oilwell Varco, Texas Equipment and Stewart & Stevenson.

Mark C. Cashiola	Mr. Cashiola joined us in January 2011 as our Controller (chief accounting officer) and he was promoted to Vice President in July 2012. He has 14 years of U.S. GAAP and SEC reporting experience, the majority of which has been spent in the energy industry. Prior to joining C&J, Mr. Cashiola was Senior Controller for Precision Drilling Trust (“Precision”) beginning in late 2008 through 2010 and Assistant Controller for Grey Wolf, Inc., prior to its acquisition by Precision, from 2005 through late 2008. Mr. Cashiola began his career in public practice working for Arthur Andersen, L.L.P. and KPMG, L.L.P. for a combined six years, most recently as Audit Manager. He received a B.B.A. in Accounting from Texas A&M University and is a Certified Public Accountant in the State of Texas.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) provides information about our compensation objectives and policies for the members of senior management who served as our principal executive officer, our principal financial officer, and three most highly-compensated executive officers during fiscal year 2013, and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion under the heading “Executive Compensation.” This CD&A provides a general description of our compensation program and specific information about its various components, which are largely base salaries, short- and long-term incentive and retention programs, retirement plans and health and welfare benefits.

The following individuals currently serve as executive officers of the Company and are collectively referred to as our “Named Executive Officers” throughout this Proxy Statement, including in the compensation tables set forth within this CD&A and under the heading “Executive Compensation:”

•	Joshua E. Comstock, Chairman and Chief Executive Officer

•	Randall C. McMullen, Jr., President, Chief Financial Officer, Treasurer and Director

•	Donald J. Gawick, Chief Operating Officer

•	James H. Prestidge, Jr., Chief Strategy Officer

•	Theodore R. Moore, Executive Vice President, General Counsel and Corporate Secretary

At our 2012 Annual Meeting of Stockholders, a majority of stockholders expressed their preference for an advisory vote on executive compensation occurring every year, and we have implemented that recommendation. At our 2013 Annual Meeting of Stockholders, approximately 98% of the votes cast approved on an advisory basis the compensation paid to our Named Executive Officers for the 2012 fiscal year. During the 2013 fiscal year, the Compensation Committee evaluated the results of the 2012 advisory vote on executive compensation and the support expressed by stockholders. The Compensation Committee also considered many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by the Compensation Committee’s independent compensation consultant, and review of data relating to pay practices of our compensation peer group. The Compensation Committee did make some minor adjustments to base salary levels after taking into consideration all of the factors above, but given the support stockholders expressed for our executive compensation programs at our 2012 Annual Meeting of Stockholders, the Compensation Committee did not make any material changes to our compensation programs in 2013.

Compensation Philosophy

Following our August 2011 initial public offering (the “IPO”), we have focused on designing a compensation program for our employees, including our Named Executive Officers, which includes a large component of incentive compensation based on our overall performance and the individual successes and contributions of our employees. Our Compensation Committee believes significant emphasis on stock-based compensation is appropriate because it effectively aligns the interests of our employees with those of our stockholders, providing incentive to our employees to focus on the long-term success of the Company and rewarding employees for enhancing our stock valuation. The Compensation Committee had determined that, at this time, grants of restricted stock under the 2012 Long-Term Incentive Plan (the “2012 LTIP), are the best equity vehicles to accomplish this goal because the Compensation Committee believes that: (i) restricted stock awards are less dilutive than options, (ii) restricted stock provides a more effective retention incentive and (iii) restricted stock awards are in line with market practice. The 2012 LTIP is described in greater detail under the heading “—Components of 2013 Executive Compensation Program—Restricted Stock and Option Awards.”

Our Named Executive Officers are also eligible to receive bonus awards in the event our Compensation Committee determines that we achieved our strategic targets and that the individual executive made significant contributions to that success. We believe that such compensation elements communicate to our executives that they will be paid for performance and align the interests of our Named Executive Officers with our stockholders’ interests.

We expect that our Compensation Committee will persist to designing our executive compensation policies in a manner that allows us to continue to attract and retain individuals with the background and skills necessary to successfully execute our business strategy in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interests with our stockholders, and to reward individual and overall success in reaching such goals. We expect that as we continue to expand our service lines and geographic presence we may also incorporate additional performance metrics and designated target goals into our compensation program for bonuses and equity-based compensation awards. We anticipate that our Compensation Committee will continue to work with its independent compensation consultant to assist in further tailoring our compensation program to that of a large scale, multinational public company within our industry.

In designing our executive compensation program, our Compensation Committee relies on three primary elements of compensation (in addition to other benefits): salary, cash bonus and long-term equity incentive awards. We believe that annual cash bonuses and equity-incentive awards are flexible in application and can be tailored to meet our compensation objectives, while still providing the executives with a performance-based incentive. The determination of an employee’s cash bonus will reflect our Compensation Committee’s assessment of the employee’s relative contribution to achieving or exceeding our annual, near-term goals. We anticipate that the determination of an employee’s long-term equity incentive awards will be based, in large part, on the employee’s demonstrated and expected contribution to our longer term performance objectives.

Objectives of Our Executive Compensation Program

The objectives of our compensation program are to link compensation with the achievement of strategic business and financial objectives, to remain competitive within our industry, and to assure that we attract, motivate, and retain talented executive personnel.

Key Components of Our Executive Compensation Programs

Our compensation and benefits programs consist of the following key components. The key components of our 2013 executive compensation program are described in greater detail under the heading “—Components of 2013 Executive Compensation Program”:

•	Base salary;

•	Annual cash bonus awards;

•	Restricted stock and/or options under our 2012 LTIP;

•	Severance and change in control benefits; and

•	Health and welfare benefits and other limited perquisites.

We maintain employment agreements with each of our Named Executive Officers and provide individual award agreements to each recipient of a restricted stock or stock option award, which govern the terms and conditions of these compensation elements.

Role of Compensation Committee and Named Executive Officers in Setting 2013 Compensation

Our independent Compensation Committee has the authority to oversee our executive compensation program and to implement any formal equity-based compensation plans or policies that the committee deems appropriate for our employees, including our Named Executive Officers. Our Compensation Committee consults with certain of our executive officers regarding our compensation and benefit programs, other than with respect to such executive officer’s own compensation and benefits, but our Compensation Committee is ultimately responsible for making all compensation decisions for our Named Executive Officers.

Role of Compensation Consultants in Setting 2013 Compensation

Our Compensation Committee has the authority to engage a compensation consultant at any time if the committee determines that it would be appropriate to consider the recommendations of an independent outside source. During 2013, the Compensation Committee continued its 2011 engagement of an independent compensation consultant, Pearl Meyer & Partners or “PM&P.” PM&P has reviewed both our executive compensation program and our non-executive director compensation program since 2011 and produced year-end compensation reports for the Compensation Committee in each of December 2011, December 2012 and December 2013. The Compensation Committee took into consideration information contained in PM&P’s then current report when making certain compensation decisions for the executives and the non-executive directors for the 2012, 2013 and 2014 years. The Compensation Committee does not use any particular formula or target a specific percentile of compensation at our peer companies when determining the Named Executive Officers’ compensation levels, and the information from PM&P is only one of the various factors that go into all compensation decisions. Please see “Information about Our Board and Its Committees—Committees of Our Board—Compensation Committee” for additional information concerning the Compensation Committee’s authority to engage a compensation consultant and its assessment of the independence of PM&P pursuant to the rules and regulations of the SEC and NYSE.

PM&P also provided the Compensation Committee with recommendations and advice during the process of selecting an appropriate peer group for compensation purposes. The Compensation Committee informed PM&P that its general criteria for selecting a peer group consisted of:

•	Companies that are direct competitors for the same space, products and/or services;

•	Companies that competed with us for the same executive team talent;

•	Companies with a similar Standard Industry Classification code or in a similar sector;

•	Companies that are most statistically related to us with similar revenue size;

•	Companies that generally are subject to the same market conditions (or specifically, oilfield services companies); and

•	Companies that are tracked similarly or which are considered comparable investments by outside analysts.

The Compensation Committee and PM&P determined that an appropriate peer group should consist of 10 to 15 companies. After consulting with management and analyzing the research completed by PM&P, the Compensation Committee determined that our peer group should consist of the following 14 companies:

• Basic Energy Services, Inc.	• Oil States International, Inc.

• Dresser-Rand Group Inc.	• Patterson-UTI Energy, Inc.

• Exterran Holdings, Inc.	• Pioneer Energy Services Corp.

• Helmerich & Payne, Inc.	• RPC, Inc.

• Key Energy Services, Inc.	• Superior Energy Services, Inc.

• Newpark Resources, Inc.	• Tesco Corporation

• Oceaneering International, Inc.	• TETRA Technologies, Inc.

Components of 2013 Compensation of our Named Executive Officers

In anticipation of our IPO, we elected to enter into new employment agreements with Messrs. Comstock and McMullen in December 2010 to establish agreements that reflect the increased responsibilities associated with being the Chief Executive Officer and Chief Financial Officer of a publicly traded company. When Mr. Moore joined us in February 2011, we anticipated that he would serve as a key executive at our Company, and as such we entered into an employment agreement with him. Likewise, when Mr. Prestidge joined us in April 2013, we anticipated that he would also serve as a key executive at our Company, and as such we elected to enter into an employment agreement with him. In connection with our June 2012 acquisition of our wireline business, we initially assumed Casedhole Solutions’ existing employment agreement with Mr. Gawick, Casedhole Solutions’ then president. In October 2012, Mr. Gawick was promoted to serve as our Chief Operating Officer and in August 2013, we entered into a new employment agreement with Mr. Gawick. Given Mr. Gawick’s service to the Company, the Board determined that it was appropriate to enter into a new employment agreement with Mr. Gawick in a form similar to that of our Named Executive Officers.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation that may be annually adjusted by the Compensation Committee. We generally do not adjust base pay for our Named Executive Officers based strictly on our performance, rather we take individual accomplishments and market trends into account as well. As such, base pay functions as an important counterbalance to incentive, discretionary, and equity compensation, all of which are generally contingent on our performance or success. The determination as to the reasonableness of a Named Executive Officer’s 2013 base salary was made by our Compensation Committee, in consultation with PM&P, based on their collective extensive experience in the energy industry, and also with input from our Chief Executive Officer. The Compensation Committee reviews the base salaries for each Named Executive annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review considers individual and company performance over the course of that year. The total base salary earned by each Named Executive Officer in 2013 is reported in “Executive Compensation—Summary Compensation Table”

For 2013, our Named Executive Officers’ base salaries were as follows: Mr. Comstock, $740,000; Mr. McMullen, $485,000; Mr. Gawick, $375,000; Mr. Prestidge, $325,000, and Mr. Moore, $325,000. These base salaries were set at levels that reflect the increase in duties and responsibilities of our Named Executive Officers resulting from the continued growth of our company. The salary amount reported in “Executive Compensation—Summary Compensation Table” for Mr. Prestidge reflect the amount earned from his date of hire on April 4, 2013 to December 31, 2013.

Cash Bonus Awards

The employment agreements for each of Messrs. Comstock, McMullen, Gawick, Prestidge and Moore provide for an annual cash bonus, which is stated in each employment agreement as a range. The actual amount of each annual bonus is determined by the Compensation Committee in its sole discretion and may be higher or lower than the target range in the Named Executive Officer’s employment agreement. For 2013, the Compensation Committee awarded annual cash bonuses to Messrs. Comstock, McMullen, Gawick, Prestidge and Moore based upon its assessment of our overall performance at the end of 2013 and each Named Executive Officer’s contribution to our overall performance. The Compensation Committee also discussed the annual cash bonuses with PM&P and requested their thoughts and recommendations regarding the bonus target ranges that are set forth in the respective employment agreements for our Named Executive Officers.

The target bonus set by the Board for each Named Executive Officer for the 2013 year, as well as the actual payout amounts, are set forth below:

Name	Target Amount as Percentage of 2013 Salary	Actual Payment as Percentage of 2013 Salary	Actual Payment Amount ($)
Joshua E. Comstock	100-200%	150%	1,110,000
Randall C. McMullen, Jr.	100-200%	150%	727,500
Donald J. Gawick	75-150%	112.5%	421,875
James H. Prestidge, Jr.(1)	75-150%	112.5%	275,471
Theodore R. Moore	50-100%	75%	243,750

(1)	Mr. Prestidge joined us on April 4, 2013, thus the salary amount reported for Mr. Prestidge for purposes of this calculation reflects amounts earned from his date of hire to December 31, 2013.

Bonus payments, if any, are typically paid between December 15 of the applicable year for which the bonus was earned and March 15 of the year following the year for which the bonus earned. In the event that any executive is terminated for cause in advance of the bonus payment date, however, such executive would forfeit any right to receive a bonus for that year.

Restricted Stock Awards

On February 11, 2013, the Compensation Committee granted the Company’s 2013 annual long-term equity incentive awards to our officers, employees and non-employee directors. Following consultation with PM&P, the Compensation Committee elected to grant all 2013 equity compensation in the form of restricted stock grants under the 2012 LTIP. The Compensation Committee also requested PMP’s thoughts and recommendations regarding the value of restricted stock awards to the Company’s employees, including the Named Executive Officers. On February 11, 2013, the Compensation Committee granted (i) 138,033 shares of restricted stock to Mr. Comstock, (ii) 79,485 shares of restricted stock to Mr. McMullen, (iii) 30,097 shares of restricted stock to Mr. Gawick and (iv) 30,984 shares of restricted stock to Mr. Moore. The fair market value of each share of the restricted stock granted to Messrs. Comstock, McMullen, Gawick and Moore was set at $23.69, which represents the closing price of the Company’s common stock on the NYSE on the grant date for the awards. The restricted stock awards vest over three years of continuous service with one-third vesting on the first, second, and third anniversaries of the grant date, with accelerated vesting upon certain terminations of employment as described in greater detail under the heading “—Potential Payments Upon Termination or Change in Control.” Please see “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2013 Fiscal Year” for additional detail concerning the awards of restricted stock to Messrs. Comstock, McMullen, Gawick and Moore during 2013.

As a one-time inducement equity grant, effective as of his date of hire on April 4, 2013, the Compensation Committee awarded to Mr. Prestidge 24,987 shares of restricted stock under the 2012 LTIP with a fair market value of each share set at $20.01, which represents the closing price of the Company’s common stock on the NYSE on the grant date. The restricted stock award granted to Mr. Prestidge under the 2012 LTIP vests over two years of continuous service with one-half vesting on each of the first and second anniversaries of the grant date, provided that Mr. Prestidge remains employed on such anniversary dates, with accelerated vesting upon certain terminations of employment as described in greater detail under the heading “—Potential Payments Upon Termination or Change in Control.” Please see “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2013 Fiscal Year” for additional detail concerning the award of restricted stock to Mr. Prestidge during 2013.

For purposes of valuing the restricted stock awards that we have granted to our Named Executive Officers, we are required to report the grant date fair value of awards under specific accounting principles within the tables included under the headings “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2013 Fiscal Year.” The accounting valuations, however, may not provide an accurate account of the current settlement value of the outstanding restricted stock awards. The values assigned to the portion of the “Stock Awards” column of the “Summary Compensation Table” (included under the heading “Executive Compensation”) that relate to equity grants are based upon certain long-term assumptions and not on the value that each Named Executive Officer actually received during 2013 or may receive in the future.

We expect that our Named Executive Officers will continue to receive annual equity-based compensation awards in order to maintain a strong tie between our executive’s interests and those of our stockholders. We expect future annual equity-based compensation grants will be targeted within the market norms of our peer group for similar annual grants, with the purpose of rewarding past contributions, recognizing increased responsibility and incentivizing future performance. We anticipate that such grants will occur during the first quarter of each year.

Severance and Change in Control Benefits

We believe it is important that Messrs. Comstock, McMullen, Gawick, Prestidge and Moore focus their attention and energy on our business without any distractions regarding the effects of a termination that is beyond their control or our change in control. Therefore, their employment agreements each provide that they will be entitled to receive severance benefits and certain accelerated vesting of their restricted stock and options in the event their employment is terminated under certain circumstances. Specifically, all payment obligations to Messrs. Comstock, McMullen, Gawick and Moore associated with a change in control are “double trigger” payments, which require termination of employment within the two years following a change in control to receive the benefit. Our Board believed that a double trigger payment was more appropriate than a single trigger payment (where a payment is made upon the occurrence of a change in control alone) because it financially protects the employee if he is terminated following a change in control transaction, without providing a potential windfall if the employee is not terminated. Mr. Prestidge’s employment agreement does not contain any additional or different severance obligations in the event his termination of employment occurs in connection with a change in control. For more detailed information regarding our severance and change in control benefits, please read “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Other Benefits and Policies

Each of our Named Executive Officers is provided with certain perquisites, including the use of a company-owned vehicle or an annual automobile allowance and a health care subsidy. As more fully described in the section titled “Transactions with Related Persons—Related Person Transactions—Other Transactions,” Mr. Comstock owns a personal aircraft that he occasionally uses for business travel and we partially reimburse Mr. Comstock for the expenses associated with business travel. In the event that Mr. Comstock’s family accompanies him on a business-related trip, the amounts that we reimburse Mr. Comstock with respect to his family’s travel costs are reported as compensation to Mr. Comstock in the “All Other Compensation” column of the “Summary Compensation Table,” which is included under the heading “Executive Compensation.” Other benefits received by each of our Named Executive Officers for the fiscal year ended December 31, 2013 are also disclosed in the “Summary Compensation Table.”

We do not maintain a defined benefit or pension plan for our executive officers or other employees because we believe such plans primarily reward longevity rather than performance. Nevertheless, we recognize the importance of providing our employees with assistance in saving for their retirement. We, therefore, maintain a retirement plan, or the 401(k) Plan, that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, or the Code. Following the completion of one year of service plus an additional required waiting period, we offer matching contributions for each of our employees, including our Named Executive Officers, up to 4% of their qualifying compensation each year, subject to certain limitations imposed by the Code. Amounts of the matching contributions to the 401(k) Plan during 2013 on behalf of our Named Executive Officers are disclosed in the Summary Compensation Table.

Stock Ownership Guidelines

Following consultation with PM&P, we have elected not to adopt formal stock ownership guidelines for our Named Executive Officers as each such executive officer currently holds a substantial equity position in the Company.

Tax Deductibility of Executive Compensation

As part of its role in determining the amounts and type of compensation to grant to our named executive officers, the Compensation Committee does take into consideration to the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct certain compensation in excess of $1,000,000 that is paid to our Chief Executive Officer or our three other most highly compensated officers (other than our Chief Financial Officer) unless the compensation is performance-based within the meaning of Section 162(m) of the Code. The Compensation Committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. Although deductibility of compensation is preferred when possible, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives is more important than the benefit of tax deductibility of compensation, and prefer to maintain flexibility in how we compensate our executive officers that may result in limited deductibility of certain amounts of compensation from time to time.

Relation of Compensation Policies and Practices to Risk Management

We anticipate that our compensation policies and practices will continue to be tailored to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. However, at this time our Compensation Committee retains a significant amount of discretion with respect to the compensation packages of our Named Executive Officers, which we believe prevents management from entering into actions that could have a material adverse effect on us in the long-run to simply achieve a specific short-term goal. We also believe that the compensation program that our general employee population is eligible to receive does not entice the employees to take unnecessary risks in their day to day activities.

We expect our compensation arrangements to contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include delaying the rewards, subjecting such rewards to forfeiture for terminations, and subjecting such awards to equity claw-backs under certain scenarios related to violations of our risk management policies and practices.

In combination with our risk-management practices, we do not believe that risks arising from our compensation policies and practices for our employees, including our Named Executive Officers, are reasonably likely to have a material adverse effect on us.

Actions Taken For the 2014 Fiscal Year

Compensation of our Named Executive Officers

At its December 16, 2013 meeting, the Compensation Committee reviewed the Company’s 2013 performance and the individual contributions that each Named Executive Officer made to the Company for 2013. The Compensation Committee also discussed base salary and bonus targets with PM&P and PM&P provided the Compensation Committee with its thoughts regarding current base salary and bonus target levels for the Named Executive Officers in comparison to the base salary and bonus target levels of similarly situated executives at companies within our peer group. Based upon the studies conducted by PM&P at the end of the 2013 year, our Named Executive Officers’ base salaries were on average at or below the market median (with the exception being Mr. McMullen, who has operational responsibilities that place a premium on his value to us, and who was estimated to be above the market medium with respect to his base salary).

After considering market analysis with respect to executive base salaries within our peer group and individual responsibilities and contributions to the company, on January 10, 2014, the Compensation Committee approved adjustments to the base salaries for Messrs. McMullen, Gawick and Moore for the 2014 fiscal year. Additionally, on February 11, 2014, the Compensation Committee approved an adjustment to Mr. Comstock’s base salary. The base salaries of Messrs. McMullen, Gawick, and Moore are set at the following levels effective January 5, 2014: Mr. McMullen, $510,000; Mr. Gawick, $425,000; and Mr. Moore, $350,000; and the base salary of Mr. Comstock is set at $875,000 effective February 2, 2014. The Compensation Committee did not adjust Mr. Prestidge’s base salary, which remains at $325,000 for the 2014 fiscal year. The Compensation Committee did not adjust the target bonus levels for our Named Executive Officers. Accordingly the target bonus levels will remain as follows for the 2014 fiscal year: Mr. Comstock, 100-200% of 2014 base salary; Mr. McMullen, 100-200% of 2014 base salary; Mr. Gawick, 75-150% of 2014 base salary; Mr. Prestidge, 75-150% of 2014 base salary; and Mr. Moore, 50-100% of 2014 base salary.

On February 11, 2014, the Compensation Committee granted the Company’s 2014 annual long-term equity incentive awards to our officers, employees and non-employee directors. Following consultation with PM&P, the Compensation Committee elected to grant all 2014 equity compensation in the form of restricted stock grants. The Compensation Committee granted (i) 132,175 shares of restricted stock to Mr. Comstock; (ii) 76,112 shares of restricted stock to Mr. McMullen; (iii) 40,420 shares of restricted stock to Mr. Gawick; (iv) 20,210 shares of restricted stock to Mr. Prestidge; and (v) 29,669 shares of restricted stock to Mr. Moore. The fair market value of the restricted stock granted to our Named Executive Officers is $24.74 per share, which represents the closing price of our common stock on the NYSE on the grant date. These restricted stock awards vest over three years of continuous service with one-third vesting on the first, second, and third anniversaries of the grant date, with accelerated vesting upon certain terminations of employment as described in greater detail below under the heading “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Adoption of Phantom Equity Arrangement

Effective as of December 16, 2013, the Compensation Committee approved the adoption of the C&J International Middle East FZCO Phantom Equity Arrangement (the “Phantom Equity Arrangement”), which is intended to be a sub-plan of the 2012 LTIP. In connection with the adoption of the Phantom Equity Arrangement, we executed a first amendment to the 2012 LTIP. The Phantom Equity Arrangement will provide employees with the opportunity to receive phantom equity interests based on units of C&J International Middle East FZCO, one of our subsidiaries (the “Subsidiary”). Eligible employees to receive grants under the Phantom Equity Arrangement include all employees of the Company, the Subsidiary or any of their respective subsidiaries, including our Named Executive Officers. To date, we have not granted any phantom equity interests under the 2012 LTIP.

We expect that all phantom equity interests granted under the Phantom Equity Arrangement will be granted in a form similar to the Form of Participation Agreement that we filed with the SEC as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on December 16, 2013. We anticipate that such equity interests will be subject to a time-based vesting schedule that will vest the phantom units on the first to occur of the following: (i) the five year anniversary of the date of grant of the phantom units, or (ii) a change in control of the Company or the Subsidiary. We will also have the authority to subject the phantom units to performance-based vesting conditions, at our discretion, which will be designed in compliance with the requirements of a Performance Unit (and thus a Performance Award) under the 2012 LTIP. Please read our Current Report on Form 8-K filed with the SEC on December 16, 2013 for further discussion of the Phantom Equity Arrangement and related Form of Participation Agreement.

REPORT OF THE COMPENSATION COMMITTEE

During the 2013 fiscal year, and this year in preparation for the filing of C&J Energy Services, Inc.’s (the “Company”) Proxy Statement (herein so called) with the U.S. Securities and Exchange Commission in connection with the Company’s 2014 Annual Meeting of Stockholders, the Compensation Committee of the Board of Directors (the “Board”) of the Company:

•	Reviewed and discussed with the Company’s management the disclosures proposed to be included in the Proxy Statement under the heading “Compensation Discussion and Analysis;” and

•

Based on the reviews and discussions referred to above, recommended to the Board that the proposed “Compensation Discussion and Analysis” disclosures be included in the Company’s Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully submitted by the Compensation Committee of the Board of Directors of C&J Energy Services, Inc.,

H. H. Wommack, III (Chairman)

Darren M. Friedman

Adrianna Ma

Michael Roemer

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation earned during the 2011, 2012 and 2013 fiscal years by our Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Joshua E. Comstock	2011	625,000	1,578,000	—	5,275,440	53,849	7,532,289
Chairman and Chief Executive Officer	2012	725,000	1,450,500	2,942,820	326,980	65,907	5,511,207
	2013	740,000	1,110,000	3,270,000	—	52,937	5,172,937

Randall C. McMullen, Jr.	2011	450,000	903,000	—	3,836,684	118,223	5,307,907
President, Chief Financial	2012	475,000	950,500	1,694,520	188,280	38,760	3,347,060
Officer, Treasurer and	2013	485,000	727,500	1,883,000	—	37,845	3,133,345
Director

Donald J. Gawick	2012	186,639	222,963	315,000	35,000	13,853	773,456
Chief Operating Officer	2013	375,000	421,875	713,000	—	38,916	1,548,791

James H. Prestidge, Jr.(1).	2013	244,863	275,471	500,000	—	20,289	1,040,623
Chief Strategy Officer

Theodore R. Moore	2011	229,167	177,500	—	2,185,133	18,979	2,610,779
Executive Vice President,	2012	300,000	300,500	657,540	73,060	35,467	1,366,567
General Counsel & Corporate	2013	325,000	243,750	734,000	—	37,845	1,340,595
Secretary

(1)	Mr. Prestidge joined us on April 4, 2013, thus the salary amount reported for Mr. Prestidge during 2013 reflects amounts earned from his date of hire to December 31, 2013.
(2)	The amounts in this column reflect amounts earned for the applicable year under the annual cash bonus component of such Named Executive Officer’s employment agreement.
(3)	The amounts in this column represent the aggregate grant date fair value of the restricted stock awards granted under the 2012 LTIP computed in accordance with FASB ASC Topic 718. Please read Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC for additional information. As more fully discussed under the heading “Compensation Discussion and Analysis,” these values do not necessarily reflect the value that each executive actually received during the applicable year, and actual values will not be determinable until the awards become vested.
(4)	The amounts in this column represent the aggregate grant date fair value of each option award computed in accordance with FASB ASC Topic 718. Please read Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC for a discussion of the assumptions used in determining the aggregate grant date fair value of these awards. These values do not necessarily reflect the value that each Named Executive Officer actually received during the applicable year, and actual values will not be determinable until the awards become vested and the Named Executive Officer exercises the award.
(5)

The amounts in this column for the 2013 year include the following payments to each of the Named Executive Officers: (i) for subsidized healthcare, life and disability insurances, $14,815 to Mr. Comstock, $14,815 to Mr. McMullen, $10,896 to Mr. Gawick, $10,826 to Mr. Prestidge and $14,815 to Mr. Moore; (ii) for company matching contributions to each Named Executive Officer’s 401(k) Plan account in the following amounts: $10,200 to Mr. Comstock, $10,200 to Mr. McMullen, $10,200 to Mr. Gawick, and $10,200 to Mr. Moore (Mr. Prestidge was not eligible to receive company matching contributions during 2013); (iii) for automobile allowances and related fuel and maintenance costs, $14,662 to Mr. Comstock,

$12,830 to Mr. McMullen, $17,820 to Mr. Gawick, $9,463 to Mr. Prestidge and $12,830 to Mr. Moore; and (iv) $13,260 to Mr. Comstock for the amounts of income that we imputed to Mr. Comstock during 2013 for the accompaniment of family members on business trips (while no additional direct operating costs with respect to the personal use of Mr. Comstock’s airplane is incurred in such situations, the value of personal use of the aircraft is imputed as income to him).

Grants of Plan-Based Awards for the 2013 Fiscal Year

Name	Grant Date	All Other Stock Based Awards: Number of Shares of Stock(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Joshua E. Comstock	2/11/2013	138,033	3,270,000
Randall C. McMullen, Jr.	2/11/2013	79,485	1,883,000
Donald J. Gawick	2/11/2013	30,097	713,000
James H. Prestidge, Jr.	4/4/2013	24,987	500,000
Theodore R. Moore	2/11/2013	30,984	734,000

(1)	Each share of restricted stock reflected in this column was granted under the 2012 LTIP.
(2)	Amounts in this column represent the grant date fair value of each restricted stock award, computed in accordance with FASB ASC Topic 718. As more fully discussed under the heading “Compensation Discussion and Analysis—Components of 2013 Compensation of our Named Executive Officers—Restricted Stock Awards,” these values do not necessarily reflect the value that each executive actually received during the applicable year, and actual values will not be determinable until the awards become vested.

Narrative Disclosure to the “Summary Compensation Table” and “Grants of Plan-Based Awards for the 2013 Fiscal Year Table”

Employment Agreements

We have entered into an employment agreement which each of our Named Executive Officers. The employment agreements set forth the duties of each Named Executive Officer’s position with us. The employment agreements for Messrs. Comstock, McMullen, Gawick and Moore each have a three-year initial term that extends from their respective effective date, with automatic one-year term extensions following expiration of the initial term or any subsequent one-year extension term, provided that neither party provides a notice of a non-renewal. The employment agreement for Mr. Prestidge is terminable at will by either party. Each employment agreement sets forth the Named Executive Officer’s base salary, annual bonus target ranges, and eligibility for various other benefits such as health and welfare benefits and/or retirement opportunities. The employment agreements also provide that each Named Executive Officer shall be entitled to receive annual equity awards under our equity incentive plans, although the terms and conditions of such awards are to be determined by the Compensation Committee on an individual basis and governed by individual award agreements. For potential severance and change in control benefits that are provided within the employment agreements, see the “—Potential Payments upon Termination or Change in Control” section below.

Restricted Stock Awards

The restricted stock awards granted to the Named Executive Officers during 2013 are subject to forfeiture prior to vesting. With respect to the restricted stock awards to the Named Executive Officers (other than Mr. Prestidge), vesting occurs in three equal installments on each of the first three anniversaries of the grant date, provided that such person remains continuously employed on the vesting dates. Mr. Prestidge’s restricted stock award vests in two equal installments on each of the first and second anniversaries of the grant date, provided that Mr. Prestidge remains continuously employed on the vesting dates. All restricted shares held by the Named Executive Officers include the right to receive dividends with respect to the shares subject to the award; however, cash dividends are deferred and paid to the award holder at the same time as, and only to the extent that, the related restricted shares vest, and any stock dividends will be subject to the same vesting conditions as the related restricted shares. To date, no such dividends have been paid.

Subject to certain conditions, vesting for the restricted stock awards will accelerate upon qualifying terminations of employment, as described in greater detail under the heading “—Potential Payments Upon Termination or Change in Control.”

Percentage of Salary and Bonus in Comparison to Total Compensation

The amount of salary and bonus that each of the Named Executive Officers received for 2013 in relation to their respective total compensation amounts reported in the “Summary Compensation Table” for 2013 is as follows:

Name	Salary & Bonus as Percentage of Total Compensation
Joshua E. Comstock	36%
Randall C. McMullen, Jr.	39%
Donald J. Gawick	51%
James H. Prestidge, Jr.(1)	50%
Theodore R. Moore	42%

(1)	Mr. Prestidge joined us on April 4, 2013, and thus the salary and bonus amounts used for purposes of this table reflect amounts earned from his date of hire to December 31, 2013 as reported in the Summary Compensation Table

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information on the option and restricted stock award holdings by the Named Executive Officers as of December 31, 2013. This table includes unexercised options that were vested as of December 31, 2013, as well as unvested options and restricted stock shares. The vesting dates for each award are shown in the accompanying footnotes.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(6)
Joshua E. Comstock	525,000	(1)	—		1.43	11/01/2016
	105,000	(1)	—		1.43	11/11/2018
	17,500	(1)	—		10.00	12/23/2020
	1,662,468	(2)	—		10.00	12/23/2020
	183,334	(3)	91,666	(3)	29.00	7/28/2021
	9,861	(4)	19,722	(4)	18.89	6/19/2022
							103,858(7)	2,399,120
							138,033(8)	3,188,562

Randall C. McMullen, Jr.	141,000	(1)	—		1.43	11/11/2018
	17,500	(1)	—		10.00	12/23/2020
	1,187,477	(2)	—		10.00	12/23/2020
	133,334	(3)	66,666	(3)	29.00	7/28/2021
	5,678	(4)	11,356	(4)	18.89	6/19/2022
							59,803(7)	1,381,449
							79,485(8)	1,836,104

Donald J. Gawick	1,056	(4)	2,111	(4)	18.89	6/19/2022
							11,116(7)	256,780
							30,097(8)	695,241

James H. Prestidge, Jr.	—		—		—	—
							24,987(9)	577,200

Theodore R. Moore	26,667	(5)	13,333	(5)	10.00	2/01/2021
	66,667	(3)	33,333	(3)	29.00	7/28/2021
	2,204	(4)	4,406	(4)	18.89	6/19/2022
							23,206(7)	536,059
							30,984(8)	715,730

(1)	Each of these options was granted from the 2006 Plan and became fully vested on December 23, 2010.
(2)	Each of these options was granted from the 2010 Plan on December 23, 2010 and vested in equal one third installments on each of December 23, 2011, December 23, 2012 and December 23, 2013.
(3)	Each of these options was granted from the 2010 Plan and vests in three equal annual installments subject to continued employment by the option holder on the applicable vesting dates. The first two tranches vested on each of July 28, 2012 and July 28, 2013 and the remaining one-third tranche will vest on July 28, 2014.
(4)	Each of these options was granted from the 2012 LTIP and vests in three equal annual installments subject to continued employment by the option holder on the applicable vesting dates. The first tranche vested on June 19, 2013, and the remaining two tranches will vest on June 19, 2014 and June 19, 2015.
(5)	Each of these options was granted from the 2010 Plan and vested in equal one third installments on each of February 1, 2012, February 1, 2013 and February 1, 2014.
(6)	The market value of the restricted stock awards was calculated by multiplying the applicable number of restricted shares outstanding as of December 31, 2013 by $23.10, which was the closing price of our common stock on December 31, 2013.

(7)	Each of these restricted stock awards was granted from the 2012 LTIP and vests in three equal annual installments subject to continued employment by the award holder on the applicable vesting dates. The first tranche vested on June 19, 2013 and the remaining two tranches will vest on June 19, 2014 and June 19, 2015.
(8)	Each of these restricted stock awards was granted from the 2012 LTIP and vests in three equal annual installments subject to continued employment by the award holder on the applicable vesting dates. The first tranche vested on February 11, 2014, and the remaining two tranches will vest on February 11, 2015 and February 11, 2015.
(9)	This restricted stock award was granted t from the 2012 LTIP and vests in two equal annual installments subject to continued employment by Mr. Prestidge on the applicable vesting dates. The first tranche vested on April 4, 2014 and the second tranche will vest on April 5, 2015.

Option Exercises and Stock Vested in the 2013 Fiscal Year

The following table presents information regarding the exercise of options and the vesting of restricted stock awards held by the Named Executive Officers during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joshua E. Comstock	—	—	51,929	985,612
Randall C. McMullen, Jr.	20,000	400,200	29,902	567,540
Donald J. Gawick	—	—	5,559	105,510
James H. Prestidge, Jr.	—	—	—	—
Theodore R. Moore	—	—	11,603	220,225

(1)	This amount was calculated by calculating the difference in the exercise price of the stock options ($1.43) and the market price of our common stock on the date of exercise ($21.44), multiplied by the number of options exercised.
(2)	This amount was calculated based on the market price of our common stock on the June 19, 2013 vesting date ($18.98), multiplied by the number of restricted shares that vested on that date.

Pension Benefits

While we provide our employees with the 401(k) Plan, we do not currently maintain a defined benefit pension plan. Please read “Compensation Discussion and Analysis-Components of 2013 Executive Compensation Program-Other Benefits.”

Nonqualified Deferred Compensation

We do not provide a nonqualified deferred compensation plan for our employees, including our Named Executive Officers, at this time.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The employment agreements between us and Messrs. Comstock, McMullen, Gawick, Prestidge and Moore contain certain severance provisions. We believe that severance provisions should be included in employment agreements as a means of attracting and retaining executives and to provide replacement income if their employment is terminated because of a termination that may be beyond the executive’s control, except in certain circumstances such as when there is cause.

If we terminate Messrs. Comstock’s, McMullen’s, Moore’s or Gawick’s employment for cause, or if such an executive resigns without good reason, then that executive will be paid (1) (a) that executive’s base salary earned through the date of termination and (b) any accrued but unpaid vacation pay due to the executive ((a) and (b) together, the “Accrued Obligations”) and (2) unreimbursed expenses. If we terminate Mr. Prestidge’s employment for cause, or if he resigns for any reason, then he will be paid the Accrued Obligations and any unreimbursed expenses.

If Messrs. Comstock’s, McMullen’s, Moore’s or Gawick’s employment is terminated by the executive for (i) good reason, (ii) by us other than for cause other than because of death or disability, or (iii) because we choose not to renew the executive’s employment agreement (in each case, other than during a change in control period), then the Named Executive Officer will be entitled to receive: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the executive for a completed calendar year that have yet to be paid, (3) if the executive’s termination is after June 30, then a pro-rata payment of his annual bonus for the year of his termination, (4) immediate vesting of all unvested options and restricted stock awarded to the executive under any plan, (5) for Messrs. Comstock, McMullen or Gawick, salary continuation severance payments based on the executive’s base salary in effect on the date of termination continuing for the longer of (a) the remainder of the term of the executive’s employment agreement and (b) one year from the date of termination (but no longer than two years from the date of termination in any event), and for Mr. Moore salary continuation severance payments based on his base salary in effect on the date of termination continuing for 90 days from the date of termination and (6) a lump-sum payment of an amount equal to all Consolidated Omnibus Budget Reconciliation Act “COBRA”), premiums that would be payable during the period described for each executive in (5). Notwithstanding (5) in the prior sentence, if the termination occurs because we choose not to renew the executive’s employment agreement then the period in (5) shall instead be 12 months if the term of the employment agreement ends on the third anniversary of the effective date of the employment agreement, six months if the term of the agreement ends on the fourth anniversary of the effective date of the employment agreement, and three months (or such longer time as may be provided under our severance policies generally) if the term of the employment agreement ends on or after the fifth anniversary of the effective date of the employment agreement. Our obligation to pay the executive items (3) through (6) of this paragraph is subject to the executive’s execution of a release of claims against us within 50 days (21 days for Mr. Gawick) after the date of his termination of employment.

If Mr. Prestidge’s employment is terminated by us other than for cause (and not due to his disability or death), he is entitled to receive (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) a severance payment in an amount equal to 50% of his then-current base salary, payable during the 60 days immediately following termination and (3) vesting of all unvested options and restricted stock awarded to him under any plan within 60 days following termination. Our obligation to pay Mr. Gawick items (2) and (3) is subject to his execution of a release of claims against us within 21 days after the date of his termination of employment and his compliance with the confidentiality, noncompetition, non-disclosure, and non-solicitation provisions of his employment agreement. Breach of these provisions in the employment agreement will result in the termination of severance payments to Mr. Prestidge at our Board’s discretion and if a court finds that Mr. Prestidge has breached the employment agreement in this way, the repayment by him of all severance payments previously made.

If Messrs. Comstock’s, McMullen’s, Moore’s or Gawick’s employment is terminated by reason of death or disability, the employment agreements provide that the executive will be entitled to: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the executive for a completed calendar year that have yet to be paid, (3) if the executive’s termination is after June 30, then a pro-rata payment of his annual bonus for the year of his termination, and (4) the payment of any and all benefit obligations due to the Named Executive Officer or his estate (as the case may be) and which under the terms are available in the event of death or disability. If Mr. Prestidge’s employment is terminated by reason of death or disability, then he will be entitled to payment of his base salary earned through the date on which he is first eligible to receive payment of disability benefits in lieu of base salary under the Company’s employee benefit plans (if any) as then in effect and all accrued but unused vacation pay. If Mr. Gawick’s employment is terminated by reason of death, then his estate or legal representative will be entitled to (1) payment of the Accrued Obligations and any unreimbursed expenses and (2) payment of any and all benefit obligations due to him or his estate (as the case may be) and which under the terms are available in the event of his death or disability.

If Messrs. Comstock, McMullen, Moore or Gawick chooses not to renew his employment agreement, then the Named Executive Officer will be entitled to receive: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the executive for a completed calendar year that have yet to be paid, and (3) if the executive’s termination is after June 30, then a pro-rata payment of his annual bonus for the year of his termination.

If, during the two years following a change in control (as defined in the Named Executive Officers’ employment agreements), we terminate Messrs. Comstock’, McMullen’s, Moore’s, or Gawick’s employment without cause, such executive resigns for good reason, or we choose not to renew the executive’s employment agreement, then the Named Executive Officer will be entitled to receive: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the executive for a completed calendar year that have yet to be paid, (3) if the executive’s termination is after June 30, then a pro-rata payment of his annual bonus for the year of his termination, (4) immediate vesting of all unvested options and restricted stock awarded to the executive under any plan, (5) salary continuation severance payments based on the executive’s base salary in effect on the date of termination continuing for the longer of (a) the remainder of the term of the executive’s employment agreement and (b) two years from the date of termination, payable in six equal monthly installments and (6) a lump-sum payment of an amount equal to all COBRA premiums that would be payable during the period described in (5) in the third paragraph of this section for Messrs. Comstock, McMullen and Gawick, and for a 90 day period for Mr. Moore. Our obligation to pay the executive items (3) through (6) of this paragraph is subject to the executive’s execution of a release of claims against us within 50 days (21 days for Mr. Gawick) after the date of his termination of employment.

If any portion of the payments under Messrs. Comstock’s, McMullen’s, Moore’s or Gawick’s employment agreements would constitute “excess parachute payments” and would result in the imposition of an excise tax on the executive, then the payments made to such Named Executive Officer will either be (1) delivered in full or (2) reduced in accordance with the executive’s employment agreement until no portion of the payments are subject to an excise tax, whichever results in the receipt by such Named Executive Officer of the greatest benefit on an after-tax basis.

Pursuant to Messrs. Comstock’s, McMullen’s, Moore’s or Gawick’s employment agreements, all payments of the Accrued Obligations and unreimbursed expenses would be paid to such Named Executive Officer within 30 days after the date of the executive’s termination of employment so long as (1) the Named Executive Officer signs a release on or before the 50th day (the 21st day for Mr. Gawick) following the executive’s termination of employment and (2) the Named Executive Officer complies with the confidentiality, noncompetition, non-disclosure, and non-solicitation provisions of the executive’s employment agreement, all salary continuation payments will begin, and all lump-sum COBRA payments will be made, on the 60th day following the executive’s termination of employment. In general, breach by a Named Executive Officer of the confidentiality, noncompetition, non-disclosure, and non-solicitation provisions of the executive’s employment agreement may result in (a) the termination of severance payments to the executive at our Board’s discretion and (b) if a court finds that the executive has breached the employment agreement in this way, the repayment by the executive of all severance payments previously made.

Pursuant to Messrs. Comstock’s, McMullen’s, Moore’s or Prestidge’s employment agreements, all payments of deferred compensation paid upon a termination of employment will be paid on the second day following the sixth month after the Named Executive Officer’s termination of employment if so required by Section 409A of the Code.

Restricted Stock and Option Award Agreements

Our forms of restricted stock award agreement and option award agreements for awards granted under the 2012 LTIP to our Named Executive Officers take into account that the Named Executive Officer is also a party to an employment agreement with the Company. To the extent that the employment agreement includes provisions that govern the treatment of equity awards in the case of a termination of service or a change of control, or otherwise, the provisions of the employment agreement will similarly govern the treatment of equity granted under the 2012 LTIP, to the extent applicable. To the extent the employment agreement does not include such provisions, the provisions of each applicable award agreement will govern.

Both the form of restricted stock award agreement and option award agreement include certain restrictive covenants which prohibit the Named Executive Officer from, among other things, at any time disclosing confidential Company information, except as may be permitted by us, making disparaging comments about us, or transferring the restricted stock / option, except in limited circumstances. In addition, the Named Executive Officer is prohibited from engaging in any competitive activity or soliciting any of our customers or employees during the period of the Named Executive Officer’s employment or within two years following the termination of his employment. If the Named Executive Officer violates these restrictive covenants, or if the Named Executive Officer is terminated for cause, we may, by written notice to the Named Executive Officer, terminate any outstanding options. In addition, if the violation occurs during the period of the Named Executive Officer’s employment or within two years following termination of his employment, we may also recover from the Named Executive Officer, as applicable, (i) any income he received as a result of exercising his options in the previous two years, as well as subsequent earnings if the underlying shares have since been sold or (ii) the fair market value of restricted stock still held by the Named Executive Officer on which the transfer restrictions lapsed during the previous two years, as well as subsequent earnings if the shares have since been sold.

Any unvested stock option awards granted under the 2010 Plan and 2006 are forfeited upon a termination of employment due to death or disability. With respect to unvested stock option and restricted stock awards granted under the 2012 LTIP, in the event of a termination of employment due to death or disability, the number of stock options and restricted stock shares that are scheduled to vest on the next vesting date will be deemed to be vested on the date of such termination and the remainder of the unvested awards will be forfeited.

Potential Payments Upon Termination or Change in Control Table

The following table quantifies the amounts that each of our Named Executive Officers could be expected to receive under the terms of their respective employment agreements upon a termination or a change in control, assuming that such an event occurred on December 31, 2013. These amounts cannot be determined with any certainty outside of the occurrence of an actual termination or change in control event, and we have assumed that our common stock’s value of $23.10 per share on December 31, 2013 would be the value of any accelerated equity upon such a hypothetical termination or change in control event. Due to the fact that certain outstanding options held by our Named Executive Officers have exercise prices above $23.10, the table below only shows the hypothetical value that each individual would have received in connection with the acceleration of the option awards that were both unvested and had exercise prices of less than $23.10 on December 31, 2013. We have also assumed for purposes of the table below that all Accrued Obligations and other similar expenses were paid current as of December 31, 2013. All amounts reported in the “salary and bonus” rows reflect each Named Executive Officer’s salary as of December 31, 2013. Any actual payments that may be made pursuant to the agreements described above are dependent on various factors, which may or may not exist at the time a change in control actually occurs and/or the Named Executive Officer is actually terminated. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Name and Principal Position	Termination for Cause or by Executive Other Than for Good Reason ($)(1)	Without Cause or For Good Reason Termination, Outside of a Change in Control ($)(2)		Without Cause or For Good Reason Termination, or Non- Renewal by us, in Connection with Change in Control ($)(4)		Termination Due to Death or Disability ($)(6)
Joshua E. Comstock Chairman of the Board and Chief Executive Officer
Salary and Bonus	—	1,850,000		2,590,000		1,110,000
Continued Medical	—	14,449		28,898		—
Accelerated Equity	—	5,670,711		5,670,711		2,303,929

Total		7,535,160		8,289,609		3,413,929

Randall C. McMullen, Jr. President, Chief Financial Officer, Treasurer and Director
Salary and Bonus	—	1,212,500		1,697,500		727,500
Continued Medical	—	14,449		28,898		—
Accelerated Equity	—	3,265,362		3,265,362		1,326,255

Total		4,492,311		4,991,760		2,053,755

Donald J. Gawick Chief Operating Officer
Salary and Bonus	—	1,171,875		1,406,250		421,875
Continued Medical	—	10,452		27,437		—
Accelerated Equity	—	960,908		960,908		364,575

Total		2,143,235		2,394,595		786,450

James H. Prestidge, Jr. Chief Strategy Officer
Salary and Bonus	—	325,000		325,000		—
Continued Medical	—	—		—		—
Accelerated Equity	—	577,200		577,200		288,611

Total		902,200		902,200	(5)	288,611

Theodore R. Moore Executive Vice President, General Counsel and Corporate Secretary
Salary and Bonus	—	325,000	(3)	893,750		243,750
Continued Medical	—	3,612		3,612		—
Accelerated Equity	—	1,445,001		1,445,001		515,880

Total		1,773,613		2,342,363		759,630

(1)	Mr. Prestidge’s employment agreement does not contain termination for “Good Reason” as a severance payment trigger. As such, this column reflects amounts that would be paid to Mr. Prestidge if he were terminated by us for cause or he terminated his employment for any reason. Additionally, the employment agreements with Messrs. Comstock, McMullen, Gawick, and Moore provide that the executive would receive a pro-rata payment of their bonus if they elected not to renew their employment agreement after June 30 of any year. If this decision was made on December 31, 2013 they would have received the full amount of their bonus, which would have been: $1,110,000, $727,500, $421,875, and $243,750 for Messrs. Comstock, McMullen, Gawick, and Moore, respectively.
(2)

With respect to all Named Executive Officers other than Mr. Prestidge (who is not entitled to a bonus payment under this scenario), the full amount of bonus that each Named Executive Officer received for

2013 pursuant to his employment agreement is reported in the table because a termination on the last day of the year would not have resulted in a pro-rata bonus but rather a bonus for the entire 2013 year. Mr. Prestidge’s employment agreement does not contain termination for “Good Reason” or failure to renew his employment agreement as severance payment triggers. As such, for Mr. Prestidge, the amounts in this column only represent amounts received in the event of a termination by us other than for cause.
(3)	The amount shown in the table above is the amount of bonus, 90-day salary continuation, and payment for the value of COBRA benefits for 90 days that Mr. Moore would receive if, other than in a change in control period, he terminates his employment for good reason or if we terminate his employment without cause (excluding terminations due to death or disability) on December 31, 2013. If Mr. Moore’s employment terminated on December 31, 2013, outside of a change in control period because we choose not to renew his employment agreement, then the salary continuation payments would instead continue for 12 months and the COBRA payment would be based on the cost of COBRA premiums for 12 months, making the amount of bonus and salary continuation that Mr. Moore would receive $568,750 and the COBRA payment $10,452.
(4)	With respect to all Named Executive Officers other than Mr. Prestidge (who is not entitled to a bonus payment under this scenario), the full amount of bonus that each Named Executive Officer received for 2013 pursuant to his employment agreement is reported in the table because a termination on the last day of the year would not have resulted in a pro-rata bonus but rather a bonus for the entire 2013 year.
(5)	Mr. Prestidge is not entitled to any increased or different payments in the event of a termination of employment in connection with a change of control. The only event reported in this column in which he would receive the payment reported is in the event of a termination of employment by us without cause. He is not entitled to severance benefits in the event of a termination of employment for good reason or a non-renewal of his employment agreement.
(6)	With respect to all Named Executive Officers other than Mr. Prestidge (who is not entitled to any payment under his employment agreement in this scenario), the full amount of bonus that each Named Executive Officer received for 2013 pursuant to his employment agreement is reported in the table because a termination on the last day of the year would not have resulted in a pro-rata bonus but rather a bonus for the entire 2013 year. The partial acceleration of the equity awards reported in this column vest pursuant to the terms of the 2012 LTIP.

DIRECTOR COMPENSATION

Annual compensation for our non-employee directors is comprised of cash and stock-based equity compensation. The employee-directors, Messrs. Comstock and McMullen, do not receive additional compensation for their services as directors. All compensation that Messrs. Comstock and McMullen received for their services to us during 2013 as employees is described under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving our Company. With the assistance of PM&P, the Compensation Committee periodically reviews our director compensation practices and compares them against the practices of companies in our compensation peer group as well as against the practices of public company boards generally. The Compensation Committee requested information from PM&P regarding the compensation provided to non-executive directors at our peer companies with respect to 2011, 2012 and 2013 and produced year-end compensation reports for the Compensation Committee in December 2011, December 2012 and December 2013, respectively. The Compensation Committee utilized PM&P’s most current report at the applicable time when making certain compensation decisions for our non-executive directors for the 2012, 2013 and 2014 years. Based on the findings that PM&P submitted, the Compensation Committee determined that no changes were necessary for 2014.

Since 2012, cash compensation paid to our non-employee directors has consisted of an annual retainer of $50,000, a fee of $1,500 per board meeting attended in person or telephonically, and a fee of $1,500 per committee meeting attended in person or telephonically if held on a day different than the day of a full Board meeting. Non-employee directors also receive cash compensation for serving as the chairman of the committees: our Audit Committee Chairman receives an annual fee of $15,000, while our Nominating & Governance Committee Chairman and our Compensation Committee Chairman each receive an annual fee of $10,000. During 2013, Mr. Roemer served as chairman of our Audit Committee and Mr. Wommack served as chairman of our Compensation Committee. Mr. James Benson served as chairman of our Nominating & Governance Committee until his resignation from the Board at our 2013 Annual Meeting of Stockholders held on May 20, 2013. Ms. Adrianna Ma was first elected to the Board at the 2013 Annual Meeting of Stockholders, and at that time she replaced the director position vacated by Mr. Benson, including his position as Chairman of the Nominating & Governance Committee. We also reimburse our non-employee directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings.

Stock based equity awards are granted to our non-employee directors on an annual basis. Annual equity awards are targeted at $120,000 and will be granted in the form of options, restricted stock, or some combination of both. The Compensation Committee will determine the schedule by which any such award will vest and whether any other applicable transfer restrictions are appropriate. During 2013, the non-employee directors each received restricted stock awards that were fully vested at the time of grant, but subject to certain restrictions on sale and transfer that will lift in equal one-third installments on each of the first, second and third anniversaries of the grant date, with automatic accelerated vesting upon the resignation or non-election of such director to the Board.

We maintain non-employee director stock ownership guidelines that require each of our non-employee directors to maintain stock ownership in our Company with a value of at least 1.5 times the notional value of our Company’s annual equity grant to non-employee directors. Please see “Information about Our Board and Its Committees—Board Governance—Directors’ Compensation Policy and Stock Ownership Guidelines” for additional information. To count towards this 1.5 times the notional value requirement, non-employee directors must own stock free and clear, with unexercised options and unvested restricted stock not counted. Non-employee directors are given five years to meet this requirement. In addition, once a non-employee director has met the requirement, if the value of the stock held by such non-employee director falls below the required ownership level due to a decrease in the trading price of our stock, such non-employee director shall have two years to remedy such shortfall.

The following table discloses the cash, equity awards and other compensation earned by and/or awarded to each of our directors in 2013.

Name	Fees Earned in Cash ($)	Restricted Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
James P. Benson(2)	64,500	120,000	—	184,500
Darren M. Friedman	71,000	120,000	—	191,000
Adrianna Ma(3)	69,000	—	—	69,000
Michael Roemer	87,500	120,000	—	207,500
C. James Stewart, III	60,500	120,000	—	180,500
H. H. “Tripp” Wommack, III	82,500	120,000	—	202,500

(1)	Each share of restricted stock reflected in this column was granted under the 2012 LTIP. The grant date fair value of each share of restricted stock is based on the closing price of our common stock on the NYSE on the date of grant, in accordance with FASB ASC Topic 718. Please read Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC. As of December 31, 2013, each non-employee director held 11,418 shares of stock, other than Ms. Ma, who did not directly hold any shares of stock.
(2)	Mr. Benson decided not to stand for re-election and resigned from the Board at our 2013 Annual Meeting of Stockholders held on May 20, 2013.
(3)	Ms. Adrianna Ma was first elected to the Board at our 2013 Annual Meeting of Stockholders held on May 20, 2013. She replaced the director position vacated by Mr. Benson, including his positions on the Compensation Committee and the Nominating & Governance Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (herein so called) is appointed by the Board of Directors (the “Board”) of C&J Energy Services, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (2) the independence, qualifications and performance of the Company’s independent registered public accounting firm; (3) the effectiveness and performance of C&J’s internal audit function; and (4) other matters as set forth in the charter of the Audit Committee, which was approved by the Board.

Management is responsible for the preparation of the Company’s financial statements and its financial reporting processes, including the systems of internal controls and disclosure controls and procedures. UHY LLP, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s financial statements to generally accepted accounting principles in the United States and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2013. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2013.

Respectfully submitted by the Audit Committee of the Board of Directors of C&J Energy Services, Inc.,

Michael Roemer (Chairman)

Darren M. Friedman

H. H. Wommack, III

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

Proposal 1—Election of Directors

General

Our directors are elected annually and serve one-year terms or until their death, resignation or removal. Based on the recommendations from our Nominating & Governance Committee, our Board has nominated Messrs. Joshua E. Comstock, Randall C. McMullen, Jr., Darren M. Friedman, Michael Roemer, H. H. “Tripp” Wommack, III and C. James Stewart, III and Ms. Adrianna Ma for election as directors to serve until the 2015 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal.

Each director nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on our Board if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size. Stockholders may not cumulate their votes in the election of our directors.

Set forth below is background information with respect to our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve as directors. There are no family relationships among any of our director nominees or executive officers. See “Stock Ownership Information-Security Ownership of Certain Beneficial Owners and Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.

The following table sets forth the names and ages of our director nominees, the year they first became a director and the positions they hold with the Company as of April 4, 2014:

Director Nominees	Position and Offices	Director Since	Age
Joshua E. Comstock	Chairman and Chief Executive Officer	May 1997	44
Randall C. McMullen, Jr.	President, Chief Financial Officer, Treasurer and Director	August 2005	38
Darren M. Friedman	Director	December 2010	45
Adrianna Ma	Director	May 2014	40
Michael Roemer	Director	December 2010	55
C. James Stewart, III	Director	December 2010	65
H. H. “Tripp” Wommack, III	Director	December 2010	58

Our Board believes that each director and director nominee is highly qualified to serve as a member of our Board and that, through their varying backgrounds, these individuals bring a wealth of experiences and new ideas to our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions in major enterprises. All of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Each director also contributes intangible qualities such as critical thinking, industry knowledge, and historical knowledge of our business that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company.

Director Biographies

Described below are the principal occupations and positions and directorships for at least the past five years of our current directors and director nominees, as well as certain additional information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that each of our directors should serve on the Board.

Joshua E. Comstock

Mr. Comstock has served as our Chief Executive Officer and as one of our directors since he founded C&J in 1997; he was elected Chairman of the Board in February 2011. From December 2010 through October 2012, Mr. Comstock also held the position of President, before passing it to Mr. McMullen, our Chief Financial Officer. Prior to starting C&J, Mr. Comstock worked for J4 Oilfield Service, a test pump services company, where his primary responsibility was working in natural gas production as a service contractor for Exxon. Mr. Comstock began his career working as a foreman on several specialized natural gas pipeline construction projects. Through this experience, he gained extensive knowledge and understanding of the oil services industry.

As a founder of our company, Mr. Comstock is one of the driving forces behind our success to date. Over the course of our history, Mr. Comstock has successfully grown our Company through his management and business skills and we believe that he is a valuable asset to our Board. Moreover, we believe that Mr. Comstock’s vital role in the founding and history of our Company, extensive experience in the oil services industry and proven leadership and business skills support the conclusion that he is the appropriate person to serve as Chairman of our Board.

Randall C. McMullen, Jr.

Mr. McMullen has served as our President since October 2012, and as our Chief Financial Officer and Treasurer and a member of our Board of Directors since joining us in August 2005. Prior to joining C&J, Mr. McMullen held various positions with Credit Suisse First Boston, the GulfStar Group and Growth Capital Partners. Mr. McMullen graduated magna cum laude from Texas A&M University with a B.B.A. in Finance.

During Mr. McMullen’s tenure with us, we have grown rapidly. Mr. McMullen’s financial and investment banking expertise have been invaluable to us in our efforts to continue our growth through raising additional capital, and he is also extensively involved in our operations. We believe that Mr. McMullen’s important role in the history and management of our Company and his leadership and business skills, including his current position as our President and Chief Financial Officer, support the conclusion that he should serve as one of our directors.

Darren M. Friedman	Mr. Friedman has served as one of our directors since December 2010. Mr. Friedman is a Partner of StepStone Group LLC, a global private equity firm that focuses on private equity partnership, direct equity and debt investments. Prior to joining StepStone in October 2010, Mr. Friedman was a Managing Partner of Citi Private Equity, where he worked from May 2001 to September 2010, managing over $10 billion of capital across three private equity investing activities. Mr. Friedman sits or has sat on the board of directors or advisory boards of several portfolio companies, funds and a number of investment committees. Mr. Friedman currently serves on the board of directors of ServiceMaster Global Holdings, Educate Inc., Educate Online Inc., Laureate

Education, Inc. and Padi Worldwide. Prior to joining Citi Private Equity, Mr. Friedman worked in the Investment Banking division at Salomon Smith Barney. Mr. Friedman received a B.S. in Finance from the University of Illinois and a M.B.A. from the Wharton School at the University of Pennsylvania.

Mr. Friedman brings extensive business, financial and banking expertise to our Board from his background in investment banking and private equity fund management. Mr. Friedman also brings extensive prior board service experience to our Board from his service on numerous other board of directors/limited partnership advisory boards. We believe that Mr. Friedman’s extensive board and financial experience and proven leadership and business capabilities support the conclusion that he should serve as one of our directors.

Adrianna Ma

Ms. Ma is a Managing Director at General Atlantic (“GA”), where she has worked since 2005. Ms. Ma leads GA’s Business Services sector team and works with growth companies that provide information and technology-enabled services to enterprises. She also invests in companies that provide disruptive, specialized services in select industry verticals including energy and agriculture, manufacturing and retail. She currently serves as a director of CLEAResult Consulting, Inc. and of Tory Burch LLC. Ms. Ma is involved with a number of educational and not-for-profit organizations. She serves on the Visiting Committees of the MIT Corporation, the Advisory Council of the MIT Media Lab and the MIT Educational Council. She is a member of the 2012 class of Henry Crown Fellows at the Aspen Institute. She is also a member of the Board of Trustees of The Nature Conservancy in New York. Prior to joining GA in 2005, Ms. Ma worked at Morgan Stanley as an investment banker in the Mergers, Acquisitions and Restructuring Department. Previously, she was a project manager at the Network Server Division of Hewlett-Packard Company. Ms. Ma earned her B.S. in Electrical Engineering and Sciences and M.E. in Electrical Engineering and Computer Science from MIT and a M.B.A. from Harvard Business School.

The Board nominated Ms. Ma to serve as a director because of her vast financial and banking experience, knowledge of the oil and gas industry, and relationships with chief executives and other senior management at oil and gas companies and oilfield service companies throughout the world, all of which brings a unique and valuable experience to the Board.

Michael Roemer

Mr. Roemer has served as one of our directors since December 2010. Mr. Roemer previously served as the Chief Financial Officer of Hammond, Kennedy, Whitney & Company, Inc. (“HKW”), a private equity group, and as a partner in several affiliate funds of HKW from 2000 until January 2012. Upon his retirement from HKW in January 2012, Mr. Roemer founded Roemer Financial Consulting, through which he provides financial accounting advice. Prior to joining HKW, Mr. Roemer served as Vice President of Flackman, Goodman & Potter, P.A., a certified public accounting firm, from 1988 to 2000. Mr. Roemer is a licensed CPA with over 30 years of experience, and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Roemer received his B.S. in Accounting from the University of Rhode Island.

Mr. Roemer was selected to serve as a director because of his extensive background in public accounting and knowledge of generally accepted accounting principles, combined with his subsequent experience as the chief financial officer of a private equity firm and his vast experience in financial and accounting matters.

H.H. “Tripp” Wommack, III	Mr. Wommack has served as one of our directors since December 2010. Mr. Wommack is currently the Chairman, President and Chief Executive Officer of Saber Oil and Gas Ventures, LLC, an oil and gas company that focuses on acquisition and exploitation efforts in the Permian Basin of West Texas and Southeast New Mexico. Mr. Wommack has served in this position since August 2008. Mr. Wommack also serves as the Chairman of Cibolo Creek Partners, LLC, which specializes in commercial real estate investments, a position he has held since January 1993, and as the Chairman of Globe Energy Services, LLC, an energy services company in the Permian Basin, a position he has held since May 2011. Prior to his current positions, Mr. Wommack was Chairman, President and Chief Executive Officer of Southwest Royalties, Inc. from August 1983 to August 2004 and Saber Resources from July 2004 until August 2008. Additionally, Mr. Wommack was the founder, Chairman and Chief Executive Officer of Basic Energy Services (formerly Sierra Well Services, Inc.), and following its initial public offering, Mr. Wommack continued to serve on the board of directors of Basic Energy Services through June 2009. Mr. Wommack graduated with a B.A. from the University of North Carolina, Chapel Hill, and earned a J.D. from the University of Texas.

Mr. Wommack was selected to serve as a director because of his extensive executive-level management experience and proven leadership and business capabilities in the oil and gas industry. Additionally, Mr. Wommack’s knowledge and experience from serving as chairman and chief executive officer of a company that went through an initial public offering adds a unique and valuable perspective to us as a newly public company.

C. James Stewart III

Mr. Stewart has served as one of our directors since December 2010. Since 2003, Mr. Stewart has served as the President and Chairman of Stewart & Sons Holding, which is his wholly owned holding company for his family businesses, including Supreme Electrical Services, Inc. (d.b.a. Lime Instruments) and Surefire. Mr. Stewart has served as the Chairman of Lime, a manufacturer of electrical/digital control systems for well servicing equipment and a provider of electrical services for drilling rigs, since its inception in September 2006. Since its inception in October 2010, Mr. Stewart has also served as the Chairman of Surefire, a joint venture company involved in the manufacturing of well servicing equipment for the oilfield services industry. From 1972 to 2003, Mr. Stewart worked at Stewart & Stevenson, a manufacturer of equipment used in the oilfield services industry, in multiple capacities, including serving as Executive Vice President and Director from 1999 to 2003. Mr. Stewart received a B.S. from Texas Christian University.

The Board selected Mr. Stewart to serve as a director because of his leadership and management ability, extensive knowledge of the oil and gas industry and his many years of business and marketing experience at a large oil field services company.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation

Section 14A of the Exchange Act requires us to provide an advisory stockholder vote to approve the compensation of our Named Executive Officers, as such compensation is disclosed in this Proxy Statement pursuant to the disclosure rules of the SEC. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including under the headings “Compensation Discussion and Analysis” and “Executive Compensation.” This advisory vote is not intended to address any specific item of compensation, but rather our overall compensation principles, policies and practices, and the compensation of our Named Executive Officers for fiscal year 2013. In response to the results of the advisory vote on the frequency of holding the advisory vote on executive compensation at our 2012 Annual Meeting of Stockholders, we will provide this advisory vote on executive compensation on an annual basis.

As discussed more fully under the heading “Compensation Discussion and Analysis” in this Proxy Statement, the Compensation Committee believes that our Named Executive Officers should be compensated commensurate with their success in maintaining the growth and high level of performance necessary for the Company to produce ongoing and sustained growth in value for our stockholders. We have a comprehensive executive compensation program that is designed to link our executive officers’ compensation as closely as possible with our performance while also aligning our executive officers’ interests with those of our stockholders. We continually monitor our executive compensation program and modify it as needed to strengthen the link between compensation and performance and to maintain our competitive position within the oil and gas service industry with respect to the search for and retention of highly capable executive personnel. We encourage stockholders to read the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Executive Compensation,” including the compensation tables and accompanying narrative disclosures, which discuss in greater detail the compensation of our Named Executive Officers, the Company’s compensation philosophy and the factors that the Compensation Committee considered in making compensation decisions.

Based on the above, we request that you indicate your support for our executive compensation practices by voting in favor of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of C&J Energy Services, Inc.’s Named Executive Officers, as disclosed in the Proxy Statement for C&J Energy Services, Inc.’s 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the disclosure contained in “Compensation Discussion and Analysis,” “Executive Compensation” and the compensation tables and other narrative executive compensation disclosures contained therein.”

This is an advisory vote and is not binding upon the Company, the Compensation Committee or the Board of Directors. However, because we value the views of our stockholders, our Compensation Committee, which is comprised solely of independent directors and is responsible for, among other things, designing and administering the Company’s executive compensation program, will carefully consider the results of this advisory vote, along with all other expressions of stockholder views it receives on specific policies and desirable actions, when considering future decisions with respect to executive compensation.

OUR BOARD RECOMMENDS A VOTE “FOR”

THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Proposal 3—Ratification of the Appointment of UHY LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014

General

The Audit Committee has appointed the firm of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. UHY LLP has served as our independent registered public accounting firm since December 17, 2010. Our stockholders are being asked to ratify this appointment at the Annual Meeting. A representative of UHY LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so. It is also expected that such representative will be available to respond to appropriate questions from stockholders.

The ratification of our Audit Committee’s appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of the holders of a majority of the votes of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Although ratification is not required by our Bylaws or otherwise, our Board is submitting the selection of UHY LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, our Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders. The Audit Committee considers UHY LLP to be well qualified and recommends that the stockholders vote for ratification of this appointment.

Audit and Other Fee Information

Set forth below is a summary of certain fees paid to UHY LLP for services related to the fiscal years ended December 31, 2012 and December 31, 2013. The firm of UHY LLP acts as our principle independent registered public accounting firm. In determining the independence of UHY LLP, our Audit Committee considered whether the provision of non-audit services is compatible with maintaining UHY LLP’s independence.

	2012	2013
Audit Fees	$454,352	$488,227
Audit Related Fees	49,464	24,635
Tax Fees	—	—
All Other Fees	—	—

Total	$503,816	$512,862

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit, fees related to the audit of internal control over financial reporting under Section 404 of the Sarbanes Oxley Act, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services normally provided by the Company’s independent registered public accounting firm in connection with regulatory filings or engagements for the fiscal year shown.

Audit Related Fees. Audit related fees consisted of amounts incurred for due diligence services as well as fees for employee benefit plan audits.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee considers whether the provision of these services is compatible with maintaining UHY LLP’s independence, and has determined the services provided by UHY LLP during fiscal years 2012 and 2013 were compatible. All of the services described above were pre-approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal years 2012 and 2013.

In 2011, our Audit Committee adopted a policy requiring pre-approval by our Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with this policy, our Audit Committee has given its annual approval for the provision of audit services by UHY LLP through December 31, 2014. Additionally, on February 10, 2014, in accordance with this policy, the Audit Committee gave approval until February 10, 2015 for the provision by UHY LLP of particular categories or types of audit-related, tax and permitted non-audit services, in each case subject to a specific budget. Any proposed services to be provided by the independent registered public accounting firm not covered by one of these approvals, including proposed services exceeding pre-approved budget levels, requires special pre-approval by our Audit Committee. In certain circumstances and for certain services, our Audit Committee delegates its responsibilities to pre-approve services performed by the independent registered public accounting firm to the Chairman of our Audit Committee. However, our Audit Committee does not under any circumstance delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

UHY LLP does not provide any internal audit services to us.

OUR BOARD RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF UHY LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

OTHER MATTERS

As of the date of filing this Proxy Statement, our Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2015 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. No stockholder proposal was received for inclusion in this Proxy Statement.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder of record at the time the notice was provided, who is entitled to vote at the meeting and who complies with the notice procedures set forth in our Bylaws. A stockholder making a nomination for election to our Board or a proposal of business for the 2015 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary at least 90 days but not more than 120 days prior to the first anniversary date of the 2014 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2015 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than January 22, 2015 and no later than February 21, 2015 (provided, however, that in the event that the date of the 2015 Annual Meeting is more than 30 days before or more than 70 days after May 22, 2015, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2015 Annual Meeting and not later than the close of business on the later of the 90th day prior to 2015 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2015 Annual Meeting is first made by us).

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2015 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 25, 2015, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February 25, 2015 and the matter nonetheless is permitted to be presented at the 2015 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

If we increase the number of directors to be elected at an annual stockholders meeting, we must make a public announcement naming all of the nominees for director and specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting. However, if we fail to make such an announcement, a stockholder’s notice regarding the nominees for the new positions created by the increase will be considered timely if it is delivered to our Corporate Secretary not later than the close of business on the 10th day following the day on which the public announcement is first made.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to our Corporate Secretary must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the text of the proposal or business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. Finally, if a stockholder provides notice for either event described above, the notice must also include the following information in addition to any other information required by Rule 14a-8:

•	The name and address of the stockholder as it appears on our books;

•	The name and address of the beneficial owner, if any, as it appears on our books;

•	The class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner;

•

A description of any agreement with respect to the nomination or proposal among such stockholder and/or such beneficial owner and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;

•

A description of any agreement by such stockholder and such beneficial owners the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to our stock;

•	A representation that the stockholder is a stockholder of record entitled to vote and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

A representation whether the stockholder or the beneficial owner intends (1) to deliver a proxy statement to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination.

2013 ANNUAL REPORT

A copy of our 2013 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (including the financial statements and the financial statement schedules, if any, but not including exhibits), will be furnished at no charge to each person to whom a Proxy Statement is delivered upon the written request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for electronic or printed copies should be directed to C&J Energy Services, Inc. 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by email at Investors@cjenergy.com.

HOUSEHOLDING

We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our proxy materials for each stockholder sharing your address in the future, please contact C&J Energy Services, Inc. 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by email at Investors@cjenergy.com, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

C&J ENERGY SERVICES, INC. 3990 Rogerdale RD. HOUSTON, Texas 77042	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. All votes must be received by the day before the Annual Meeting.

VOTE IN PERSON

If you would like to attend the Annual Meeting and vote in person, please review the requirements in the accompanying proxy statement. For directions to and a map of the Annual Meeting, visit the Investor Relations portion of the company’s website at www.cjenergy.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, Proxy Cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M56186-P34450 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

C&J ENERGY SERVICES, INC			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following proposal:
1.	Election of Directors		☐	☐	☐
Nominees:
	01) Joshua E. Comstock	05) Michael Roemer
	02) Randall C. McMullen, Jr.	06) C. James Stewart, III
	03) Darren M. Friedman	07) H.H.“Tripp” Wommack, III
04) Adrianna Ma

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation							☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:
3.	Ratification of the appointment of UHY LLP as the independent registered public accounting firm of C&J Energy Services, Inc. for the fiscal year ending December 31, 2014							☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business that is properly presented at the Annual Meeting or any adjournments or postponements thereof.
For address changes and/or comments, please check box and provide on the reverse where indicated. ☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

C&J Energy Services, Inc. Annual Meeting of Stockholders

to be held on May 22, 2014:

The Notice of the Annual Meeting, Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2013, are available at www.proxyvote.com.

M56187-P34450

C&J ENERGY SERVICES, INC.

Annual Meeting of Stockholders

May 22, 2014 9:00 AM, CDT

This proxy is solicited by the Board of Directors

The undersigned stockholder of C&J Energy Services, Inc. hereby appoint(s) Joshua E. Comstock and Theodore R. Moore, and each of them, as proxies with full power of substitution and hereby authorizes them to represent and to vote all of the shares of common stock of C&J Energy Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT, on May 22, 2014, at the Westin Houston Memorial City, 945 Gessner Road, Houston, TX 77024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as presented on the reverse side. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side.